                     INFORMATION FOR PROSPECTIVE FRANCHISEES
                    REQUIRED BY THE FEDERAL TRADE COMMISSION



                               VIDEO UPDATE, INC.
                             3100 WORLD TRADE CENTER
                             30 EAST SEVENTH STREET
                         ST. PAUL, MINNESOTA 55101-4913
                                 (612) 222-0006


To protect you, we've required Video Update to give you this information. WE HAVEN'T CHECKED IT. AND DON'T KNOW IF IT'S CORRECT. It should help you make up your mind. Study it carefully. While it includes some information about your contract, don't rely on it alone to understand your contract. Read all of your contract carefully. Buying a franchise is a complicated investment. Take your time to decide. If possible, show your contract and this information to an advisor, like a lawyer or an accountant. If you find anything you think may be wrong or anything important that's been left out, you should let us know about it. It may be against the law.

There may also be laws on franchising in your state. Ask your state agencies about them.



                            Federal Trade Commission
                             Washington, D.C. 20580

[LOGO]                     FRANCHISE OFFERING CIRCULAR






NAME OF FRANCHISOR AND NAME
UNDER WHICH DOING BUSINESS         Video Update, Inc. and
                                   Video Update

TYPE OF BUSINESS ORGANIZATION      Corporation organized under the Laws of the
                                   State of Delaware

PRINCIPAL BUSINESS ADDRESS         3100 World Tr ade Center
                                   30 East Seventh Street
                                   St. Paul, Minnesota 55101-4913

TELEPHONE NUMBER                   (612) 222-0006

NAME AND ADDRESS OF FRANCHISOR'S
AGENT TO RECEIVE PROCESS           Video Update, Inc.
                                   3100 World Trade Center
                                   30 East Seventh Street
                                   St. Paul, Minnesota 55101-4913




DESCRIPTION OF FRANCHISE: The franchise offered consists of the right to operate a retail store for the sale and rental of video tapes, video games, video equipment, video supplies and services. Other sale and rental items may be offered at certain locations, including candy, snacks, etc. All franchises use the trade name VIDEO UPDATE and have the right to obtain advertising, advertising materials and merchandise from Video Update for a fee.

FRANCHISEE'S INITIAL FEE:  $29,500

FRANCHISEE'S TOTAL ESTIMATED INITIAL INVESTMENT: From $227,000 to $399,000. This sum does not represent a franchisee's total investment. Refer to Items 5, 6 and 7 of this Offering Circular for further explanation regarding the total investment.

THE FRANCHISE AGREEMENT REQUIRES THAT ALL DISAGREEMENTS BE SETTLED BY
ARBITRATION, AT THE ELECTION OF VIDEO UPDATE, IN THE STATE OF MINNESOTA.   THE
FRANCHISE AGREEMENT FURTHER STATES THAT MINNESOTA LAW GOVERNS THE AGREEMENT.

Information about comparisons of franchisors is available. Call the state administrators listed in Appendix 5 to this Offering Circular or your public library for sources of information.

Registration of this franchise with the state does not mean that the state recommends it or has verified the information in this Offering Circular. If you learn that anything in this Offering Circular is untrue, contact the Federal Trade Commission and (State or Provincial authority).

THIS OFFERING CIRCULAR IS EFFECTIVE AS OF AUGUST 15, 1995.

                                TABLE OF CONTENTS
                                -----------------


ITEM                                                                        PAGE
- ----                                                                        ----

1.   THE FRANCHISOR, ITS PREDECESSORS AND AFFILIATES . . . . . . . . . . . . . 1

2.   BUSINESS EXPERIENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

3.   LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

4.   BANKRUPTCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

5.   INITIAL FRANCHISE FEE . . . . . . . . . . . . . . . . . . . . . . . . . . 3

6.   OTHER FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

7.   INITIAL INVESTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

8.   RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES. . . . . . . . . . . . .10

9.   FRANCHISEE'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . .12

10.  FINANCING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

11.  FRANCHISOR'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . .14

12.  TERRITORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

13.. TRADEMARKS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

14.. PATENTS, COPYRIGHTS AND PROPRIETARY INFORMATION . . . . . . . . . . . . .19

15.  OBLIGATION TO PARTICIPATE IN THE ACTUAL OPERATION OF THE FRANCHISE
     BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

16.  RESTRICTIONS ON WHAT THE FRANCHISEE MAY SELL. . . . . . . . . . . . . . .19

17.  RENEWAL, TERMINATION, TRANSFER AND DISPUTE RESOLUTION . . . . . . . . . .20

18.  PUBLIC FIGURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

19.  EARNINGS CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

20.  LIST OF OUTLETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

21.  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .24

22   CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

23.  RECEIPT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25, 26


APPENDIX:

1. Franchise Agreement, including Exhibit A (model territory designation), Exhibit B (required opening inventory) and Exhibit C (termination of business name).

2. Audited Financial Statements for the fiscal year ended April 30, 1995, 1994 and 1993.

3.   Information Regarding Franchisees and Company Stores.

4.   Table of Contents of Video Update's Operations Manual.

5. Names, addresses and telephone numbers of State Administrators regulating franchises in states where Video Update conducts business.

1.   THE FRANCHISOR, ITS PREDECESSORS AND AFFILIATES

     A.   THE FRANCHISOR.

     Video Update, Inc. is a Delaware corporation which conducts business under the name "Video Update." To simplify the language in this Offering Circular, "Video Update" means Video Update, Inc., the franchisor. "You" means the person who buys the franchise and may include a partner or shareholder if a partnership or corporation buys the franchise.

     Video Update was originally incorporated in Minnesota in October 1983. In March 1994, Video Update was reincorporated in the State of Delaware prior to the time it became a publicly held corporation. Video Update's principal business address is 3100 World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101-4913. Service of legal process may be made on Video Update at this address, or, alternatively, on the agents for service of process listed in Appendix 5. Video Update has no affiliates that are related to its business.

     B. VIDEO UPDATE'S BUSINESS AND FRANCHISES TO BE OFFERED. Video Update offers and grants franchises to operate retail video stores using its names and proprietary marks and to rent or sell private label video products and supplies produced by or for Video Update. Video Update also owns and operates a significant number of retail video stores that are engaged in the same business as its franchisees. Further information regarding Video Update's existing franchisees, as well as the company owned stores presently operated by it, may be found in Appendix 3.

     Franchise products and services are marketed on a retail basis to persons desiring to purchase or rent recorded movies and games, and other video equipment and materials.

     Video Update produces and sells innovative advertising and sales promotion materials. It attempts to negotiate group discount rates for the benefit of its franchisees for wholesale supplies, merchandise, services and insurance. Video Update produces its own private label items to be sold by its franchisees.
These items are identified in the Operations Manual (the "Private Label" merchandise).

     The products and services offered by Video Update franchises are used primarily by the general public. You will have to compete with other businesses and franchise programs selling and renting recorded movies, games and video equipment.

     C.   PRIOR BUSINESS EXPERIENCE OF THE FRANCHISOR.

     Video Update has been continuously engaged in the retail video store franchising business since 1983. At no time has Video Update been engaged in any other line of business, and no such other business activities are presently planned.

2.   BUSINESS EXPERIENCE

     The members of the Board of Directors and the executive officers of Video Update and their positions are as follows:

                       NAME                             POSITION

Daniel A. Potter  . . . . . .      Chairman  and  Chief Executive Officer
John M. Bedard  . . . . . . .      President and Director
Daniel C. Howard  . . . . . .      Chief Operations Officer
Christopher J. Gondeck  . . .      Chief Financial Officer
Richard P. Bedard . . . . . .      Vice President of Franchise Development
Bruce D. Carlson  . . . . . .      Vice President of Real Estate
Michael G. Schifsky . . . . .      Vice President of Store Development
Robert E. Yager . . . . . . .      District Manager and Director
Jana Webster Vaughn . . . . .      Director
Paul Kelnberger . . . . . . .      Director

     Daniel A. Potter, CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER. Mr. Potter co-founded Video Update in 1983 and has served as Video Update's Chairman and Chief Executive Officer since its inception. Mr. Potter devised, initiated and structured the franchising strategy implemented by Video Update and is primarily responsible for Video Update's financial and strategic planning. Mr. Potter holds a B.A. degree from the University of Minnesota and a J.D. degree from William Mitchell College of Law.

     John M. Bedard, PRESIDENT AND DIRECTOR. Mr. Bedard co-founded Video Update in 1983 with Mr. Potter and has served as Video Update's President and as a Director since its inception.

     Daniel C. Howard, CHIEF OPERATIONS OFFICER. Mr. Howard has coordinated Video Update's operations since 1983. He holds a B.S. degree from the University of Minnesota School of Management.

     Christopher J. Gondeck, CHIEF FINANCIAL OFFICER. Mr. Gondeck has served as Video Update's Chief Financial Officer since January 1995. From May 1994 to September 1994, Mr. Gondeck was a financial consultant to Corning-Donahue, Inc. and Fire Brick Supply, a privately held brick and tile company. From 1992 to March 1994, Mr. Gondeck served as Senior Vice President and Chief Financial Officer for Premier Salons International, Inc. ("Premier"), a privately held company based in Toronto, Ontario. Prior to December 1993, Premier was known as MEI Salon Corp., a wholly owned subsidiary of MEI Diversified, Inc. ("MEI Diversified"). Prior to 1992, he served in various financial and management capacities for MEI Diversified. Mr. Gondeck also has served as a staff accountant with Ernst & Young, LLP. Mr. Gondeck holds a B.S. from St. Cloud State University in St. Cloud, Minnesota and is a certified public accountant.

     Richard P. Bedard, VICE PRESIDENT OF FRANCHISE DEVELOPMENT. Prior to January 1, 1991, Mr. Bedard owned a Video Update franchise and was also the Vice President of Franchise Development for Video Update. From January 1, 1991 to June 1, 1995, Mr. Bedard was a franchise consultant for Video Update and various restaurants. On June 1, 1995, Mr. Bedard assumed his present position of Vice President of Franchise Development. Mr. Bedard is the brother of John M. Bedard, Video Update's President.

     Bruce D. Carlson, VICE PRESIDENT OF REAL ESTATE. Mr. Carlson has served as Video Update's Vice President of Real Estate since 1990. From 1984 to 1990, Mr. Carlson held the positions of Director of Advertising and Regional Corporate Store Manager.

     Michael G. Schifsky, VICE PRESIDENT OF STORE DEVELOPMENT. Mr. Schifsky served as District Manager of Video Update from 1984 to 1988. From 1988 to 1990 he was a principal stockholder of Bankshot Investments, Inc., a privately held company engaged in the development of billiard facilities. Mr. Schifsky rejoined Video Update in 1990 and has served in his current capacity since that time.

     Robert E. Yager, DISTRICT MANAGER AND DIRECTOR. Mr. Yager has served as District Manager of Video Update since September 1994. Prior to that time, since 1989, Mr. Yager owned and operated two franchised Video Update superstores in the Twin Cities area, until such store operations were purchased by Video Update in September 1994. Mr. Yager is the brother-in-law of Daniel A. Potter, Video Update's Chairman and Chief Executive Officer.

     Paul M. Kelnberger, DIRECTOR. Mr. Kelnberger has been a partner of Johnson, West & Company, a public accounting firm with its principal offices in St. Paul, Minnesota, since 1975. Johnson, West & Company performed auditing services for Video Update prior to the fiscal year ended April 30, 1993. Mr. Kelnberger is a certified public accountant and holds a Certificate of Accounting from the Academy of Accountancy in Minneapolis, Minnesota.

     Jana Webster Vaughn, DIRECTOR. Ms. Vaughn has been Executive Director of the Greater Anoka County, Minnesota, Humane Society since 1992. From 1989 to 1992, she served as Special Projects Manager for KARE Eleven Television, a network television station in Minneapolis, Minnesota. Ms. Vaughn holds a B.A. degree from the University of Minnesota.

3.   LITIGATION

     No litigation is required to be set forth in this Offering Circular.

4.   BANKRUPTCY

     No person previously identified in Items 1 or 2 of this Offering Circular has been involved as a debtor in proceedings under the U.S. Bankruptcy Code required to be disclosed in this Item.

5.   INITIAL FRANCHISE FEE

     The Initial Franchise Fee is Twenty-nine Thousand Five Hundred Dollars ($29,500). It is paid in consideration for Video Update's sales expenses, administrative overhead and start-up costs related to the execution of the Franchise Agreement and the opening of the franchise store. The entire sum of $29,500 is payable upon Video Update's acceptance of the Franchise Agreement.

     You must commence performance of your obligations under the Franchise Agreement upon Video Update's acceptance of the Franchise Agreement and must secure a satisfactory location for the franchise business within ninety (90) days of such date. You must also open the store location for retail business within one hundred eighty (180) days of Video Update's acceptance of the Franchise Agreement.

     In the event you are reasonably unable to secure a suitable retail location within ninety (90) days following Video Update's acceptance of the Franchise Agreement, you may request a refund of the Initial Franchise Fee less Video Update's expenses and service fees. Video Update's expenses include the costs of store site evaluation, lease negotiations, market research, travel, lodging, telephone and other reasonably related expenses. Video Update's service fees are calculated at a rate of Seventy-Five Dollars ($75) per hour dedicated to franchise store site location and development.

     If you obtain a store location within ninety (90) days following Video Update's acceptance of the Franchise Agreement, or if you elect not to request a refund as permitted above, the Initial Franchise Fee is thereafter non-refundable. The ninety (90) day time obligation may be substantially modified in multiple franchise transactions. If such modified time obligation is not fulfilled, Video Update may elect to terminate a multiple franchise agreement and apply the same refund policy. The Initial Franchise Fee is not refundable under any other circumstance. (See Section 3 of the Franchise Agreement.)

     Proceeds of the Initial Franchise Fee are, in part, profit for Video Update and, in part, used to pay Video Update's costs and expenses for:

     (i) Legal fees, accounting fees and costs of compliance with Federal, state and other laws;

     (ii) Enforcement and protection of Video Update, Inc. commercial symbols, marks and names;

     (iii) Employee salaries and fringe benefits;

     (iv)  Selling, general and administrative expenses; and

     (v)   Franchise assistance and supervision.

     Under some circumstances, the Initial Franchise Fee may be less than $29,500; however, at no time during the past year was an Initial Franchise Fee of less than $29,500 charged. Under no circumstances will the Initial Franchise Fee exceed $29,500 per store. The Initial Franchise Fee may be reduced for various reasons, in the sole discretion of Video Update, including the fact that the prospective franchisee is currently operating a video store or stores or is proposing a multiple franchise purchase. Any Initial Franchise Fee which is reduced for a multiple franchise purchase may, in the sole discretion of Video Update, be modified if the franchises are not opened in accordance with the timetable set forth in Item 11.

     In addition to the Initial Franchise Fee, you are required to purchase from Video Update an initial inventory of movies and games at a cost ranging from $115,000 to $150,000. See Item 7 of this Offering Circular for further information.

6.   OTHER FEES

     You will be required to make the payments to Video Update and others summarized in the table below, none of which are refundable. Reference should also be made to the remarks which follow the table for a more complete explanation of these fees.



NAME OF FEE                   AMOUNT                   DUE DATE

Royalty(1)(5)                 5% of "Gross Monthly     10th day of each
                              Revenue" (as defined     month for the
                              in note (3) below)       preceding calendar
                              for the preceding        month (4)
                              month

Advertising(2)(5)             1% of "Gross Monthly     10th day of each
                              Revenue" for the         month for the
                              preceding month          preceding calendar
                                                       month (4)
                              You must also spend
                              3% of "Gross
                              Quarterly Revenue"
                              (as defined in note
                              (3) below) for
                              advertising specific
                              to your store

Late Payment of Royalty       10% of amount owed       Upon billing
or Advertising Fees(6)        plus interest on
                              amount owed equal to
                              1 1/2% per month (or
                              the highest legal
                              rate if lower)

Audit(7)                      Cost of audit            90 days following
                                                       first year of
                                                       business; thereafter
                                                       only required if
                                                       there is an
                                                       understatement of
                                                       more than 2% of
                                                       Gross Revenue for
                                                       any reporting period

Transfer(8)                   $5,000.  An              Upon billing
                              additional 10% of
                              the gross transfer
                              price is payable if
                              Video Update obtains
                              the transferee

     (1)  ROYALTY FEES.

          You are required to pay Video Update a continuing monthly royalty fee equal to five percent (5%) of your Gross Monthly Revenue (as defined in note (3) below) for the preceding month. The obligation to pay monthly royalty fees begins and is calculated from the date your store opens for business. This fee is due and payable on the tenth day of each month for the preceding calendar month.

     (2)  ADVERTISING FEES AND CONTRIBUTIONS.

          You are required to pay Video Update a monthly advertising fee equal to one percent (1%) of your Gross Monthly Revenue (as defined in note (3) below) for the preceding month. The obligation to pay the monthly advertising fee begins and is calculated from the date your store opens for business. This fee is due and payable on the tenth day of each month for the preceding calendar month. You are also required to expend, on a basis not less than quarterly, an amount equal to three percent (3%) of your Gross Quarterly Revenue (as defined below), for advertising specific to your individual retail store operation.

          The percentage of Monthly Gross Revenues which you are required to contribute to Video Update's advertising fund is uniform as to all persons currently acquiring a franchise and is non-refundable. Video Update maintains a separate dedicated advertising account which it administers within its sole discretion. Funds from the advertising account are used to provide artwork for advertising, decor items and periodic newsletters for the benefit of Video Update franchisees. Funds are also used to pay Video Update for its actual costs of operating an advertising department.

     (3) GROSS MONTHLY AND QUARTERLY REVENUE DEFINED. "Gross Monthly Revenue" is any income, excluding sales taxes and refunds, generated at the franchise store location during the month from any source, including cash sales, credit sales when charged, rentals, exchanges, repairs and services. "Gross Quarterly Revenue" is the total of any such revenue for any fiscal quarter.

     (4) FINANCIAL POSITION AND GROSS MONTHLY REVENUE TO BE REPORTED. On or before the tenth day of each month, you must deliver to Video Update an itemized report of your Gross Monthly Revenue for the preceding month. Royalty and advertising fees based upon the Gross Monthly Revenue for the preceding month shall be submitted with the report.

     (5) REFUNDS. The royalty fee and advertising fee are uniform as to all persons currently acquiring a franchise and are not collected on behalf of nor paid directly to any third party. Neither the royalty fee nor the advertising fee is refundable.

     (6) LATE PAYMENT CHARGES ON DELINQUENT FEES. Any royalty or advertising fees and contributions which remain unpaid five (5) days after becoming due shall bear interest on the principal amount owed at a rate the greater of one and one-half percent (1-1/2%) per month, or the maximum rate permitted by the law of the state where the franchise store is located, calculated on a daily basis from the date the principal amount became due.

     (7) AUDITS. You must submit monthly sales reports (which are broken down by day), quarterly and annual financial statements, and tax returns to Video Update. All such forms, statements and returns must be in a form approved by Video Update. Video Update or any other designated party shall have the right to audit your books, business records, sales reports, financial statements and tax returns at any time.

     Upon the completion of your first full fiscal year, you shall obtain, at your expense, a certified audit of your business. You must furnish Video Update with the results of the audit within ninety (90) days of the end of your fiscal year.

     Any other audits shall be conducted at Video Update's expense, unless you willfully understate by more than two percent (2%) of the Gross Revenue for any reported period or periods. Your willful failure to report Gross Revenue for any time period shall be deemed a willful understatement if understated by more than two percent (2%). In the event of a willful understatement, you shall reimburse Video Update for audit costs, including the expenses and charges of any independent accountant and the travel expenses, room, board and compensation of Video Update's employees incurred in connection with the audit.

     (8) TRANSFER FEES. You or your transferee shall pay Video Update Five Thousand Dollars ($5,000) to reimburse Video Update for legal, accounting, credit and investigative expenses related to an authorized transfer of the franchise. If Video Update obtains the transferee for the franchise, you shall pay Video Update a ten percent (10%) commission on the gross transfer price paid to you.

7.   INITIAL INVESTMENT

     Based upon the experience of the Video Update franchises operating as of the date of this Offering Circular, the following figures are a reasonable estimate of your initial investment expenditures. Initial inventories of movies and games, and certain merchandise items bearing the title of Video Update's Private Labels (as specified in the Operations Manual) must be purchased either from Video Update or from sources approved in writing by Video Update. Other than the Initial Franchise Fee, the initial inventory of movies and games, the Private Label inventory and advertising fee indicated in the table, none of the initial investment expenditures are paid to Video Update or parties affiliated with Video Update. They are paid to third parties selected by you at the time and on the terms you negotiate. The initial investment expenditures will generally be paid prior to the opening of the franchise store for business. You are solely responsible for all initial investment expenditures and for obtaining financing for them.

                        YOUR ESTIMATED INITIAL INVESTMENT

                                                                   To Whom
                                                                   Payment is
Type of Fee       Amount        Payment      When Due              to be Made
- -----------       ------        -------      --------               ---------

Initial Fee       $29,500(1)    Lump Sum     At signing of the     Video Update
                                             Franchise
                                             Agreement

Real Property-    $7,500 to     Note(2)      Note(2)               Note(2)
3 months          $30,000(2)

Equipment,        $65,000 to    Lump Sum     Prior to Opening      Vendors
Fixtures, Fixed   $150,000(3)
Assets,
Leasehold
Improvements
and Decorating

Beginning         $115,000 to   Lump Sum     Prior to Opening      Video Update
Inventory         $150,000(4)

Security          $5,000 to     As Incurred  As Incurred           Vendors and
Deposits,         $25,000(5)                                       Utilities
Prepaid Expenses,
Working Capital

Insurance         $1,000 to     Lump Sum     Prior to Opening      Insurance
                  $2,500(6)                                        Companies

Additional Funds- $4,000 to     As Incurred  As Incurred           Vendors,
3 months          $12,000(7)                                       Suppliers,
                                                                   Employees

TOTAL             $227,000 to
                  $399,000(8),(9)

(1) See Item 5 for the conditions when this fee is refundable. In instances where this fee is refundable, you will be responsible for paying Video Update's expenses and service fees (calculated at the rate of $75 per hour) incurred in connection with your Franchise Agreement.

(2) You are solely responsible to obtain and pay for a location for the franchise store. Generally, the franchise store will be located on leased property. In some instances, Video Update may lease property it owns or sublet property it is currently leasing to various franchisees. Lessors may require some rent payments and security deposits in advance. The amounts of lease payments and security deposits vary with the location and size of the premises; rent is estimated from $2,500 to $10,000 per month. The recommended store size is at least 5,000 square feet, excluding storage and office space, in a major metropolitan market and 4,000 square feet in a second tier city.

(3) Shelving, signs and computer systems must be obtained from vendors approved by Video Update in writing to insure that these fixtures and equipment are in conformity with Video Update's standard requirements. (See Item 8 of this Offering Circular.) Video Update has also developed requirements relating to merchandise, supplies, equipment, stationery, business forms, store layout and decor materials. These requirements are outlined in the Operations Manual. These requirements are subject to occasional variations depending upon individual franchise circumstances. You must purchase and have in stock all items specified in the Operations Manual at all times. Video Update may, if requested, provide supplies, fixtures and decor materials to you at Video Update's established wholesale prices.

(4) The initial inventory of movies and games for your store must be purchased from Video Update to insure an appropriate selection and quality of movies and games. (See Item 8.) You must also purchase certain video merchandise that bears Video Update's Private Labels (as specified in the Operations Manual). Inventory and merchandise bearing Video Update's Private Labels must be obtained from sources approved in writing by Video Update. You may obtain all other required inventory, supplies, fixtures and decor items from any source so long as you conform to the specifications for such items set forth by Video Update in the Operations Manual. The total cost for all of these beginning inventory items will range from $115,000 to $150,000 and must be financed by you.

(5) Telephone, alarm and electric companies often require security deposits. Video Update suggests that you have, at a minimum, from $5,000 to $25,000 as a reserve for initial working capital in addition to security deposits, rental payments, inventory, equipment and fixture costs.

(6) You are required to insure Video Update against any claims for loss or damage to persons or property arising from the franchise operation. If Video Update is sued for such loss or damage, the action shall be defended at your expense.

(7) You can expect to have other usual business expenses involved in establishing a business during your first three months of operation. These expenses vary greatly and include attorneys' fees, license costs, accounting fees, insurance premiums and deposits, sales tax bonds (where applicable), pre-opening advertising and recruiting expenses, employee wages, utility costs, supply expenses, and miscellaneous costs to secure the lease, fixtures and initial inventories.

(8) Video Update has relied on its 12 years of experience in the videotape rental business to compile these estimates. You should review these figures carefully with a business advisor before making any decision to purchase the franchise.

(9) Video Update does not offer financing to franchisees, either directly or indirectly, for any purpose. The availability and terms of financing will depend on various factors, including the availability of financing generally, your credit-worthiness, security available to you, lending institution policies concerning the type of business to be operated by you and other comparable elements.

8.        RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES

          A. ADVERTISING, INVENTORY, REAL PROPERTY, FIXTURES, SIGNS, BUSINESS FORMS, OFFICE SUPPLIES AND MERCHANDISING SPECIFICATIONS.

                  (i) ADVERTISING. Imprudent advertising may tend to reduce the effectiveness of Video Update's national and regional advertising efforts and may adversely affect Video Update's business image. Therefore, advertising using the names or proprietary marks of Video Update must be approved in writing by Video Update. The name "Video Update" may not be combined with any other name or words, and Video Update's proprietary marks and names must be used in exact conformity with specifications set by Video Update.

                  (ii) INVENTORY. Video Update stocks inventory and supply items. From time to time, Video Update also approves other vendors of such items in writing. You are required to purchase all of your initial inventory of movies and games from Video Update; thereafter, you may purchase additional movies and games from vendors of your choice. You are also required to purchase Video Update's Private Label merchandise from approved vendors. You may sell this Private Label merchandise at retail from the franchise location only. Suggested inventory levels are set forth in the Operations Manual.

                  (iii) REAL PROPERTY AND FIXTURES. You are obligated to purchase or lease real property, shelving, signs and other improvements from sources approved by Video Update in writing. It is your obligation to determine the site of the franchise store within the franchise territory. Final written approval of the franchise location, however, must be received from Video Update. All leases entered must include:

                           (a) A clause restricting your use of the premises solely to the operation of the franchised business;

                           (b) A clause prohibiting you from subleasing or assigning the lease without Video Update's prior consent;

                           (c) A clause granting Video Update the right to enter the premises and to make modifications necessary to protect Video Update's Proprietary Marks;

                           (d) A term clause indicating that the initial term of the lease shall be at least as long as the initial term of the Franchise Agreement;

                           (e) A clause requiring the landlord to notify Video Update in writing of any deficiency in your performance of lease obligations; and

                           (f) A clause permitting Video Update the right to assume your occupancy rights, including the right to assign or sublease the premises, in the event the lease is terminated.

                  (iv) OPERATIONS MANUAL AND OTHER FRANCHISE STANDARDS. An Operations Manual will be loaned to each franchisee upon payment in full of the Initial Franchise Fee. (See Appendix 4 for a copy of the Table of Contents of the Operations Manual.) The Operations Manual shall remain confidential and the property of Video Update. You must not copy or duplicate any part of the Operations Manual for any reason. You shall restrict the availability of the Operations Manual, and the information contained in it, to employees and other persons as authorized by Video Update. You shall not remove the Operations Manual from the franchise premises and shall promptly update the Operations Manual with materials as periodically furnished by Video Update. You shall, within ten (10) days of the expiration or termination of the franchise, return the Operations Manual to Video Update. You will be subject to various legal remedies, including possible injunctions or monetary damages, for the improper use of or failure to return the Operations Manual.

                           Video Update will add to and otherwise modify the
Operations Manual as it deems necessary to maintain the quality standards of the franchise business. No modification or addition shall materially affect your rights under the Franchise Agreement. Additions and/or modifications to the Operations Manual may include, among other things, standards in employee dress, store layout and decor, sales promotion, consumer guarantees, pledges, store hours, holidays, employee benefit programs and sales incentive programs.

                           You are required to comply with the Operations Manual
and any changes made to it in the future. Franchisees may not deviate from the prescribed procedures and rules contained in the Operations Manual without the prior written consent of Video Update.

                  (v) NAME MATERIALS. Video Update has set specifications for materials which carry its proprietary marks and brand names, such as sacks, signs and video merchandise. These items may be purchased from vendors approved by Video Update in writing. You must comply with all specifications for quality and name use established by Video Update.

                  (vi) COMPUTER SYSTEMS. You are required to install and use accounting, inventory control and sales register computer systems. You must lease, purchase or otherwise acquire, from sources acceptable to Video Update and at your expense, computer hardware (including but not limited to cash registers) which strictly conforms to specifications set from time to time by Video Update. You must also acquire and utilize Video Update's "point of sale" software system. Your total purchase cost for computer hardware and software should range from $15,000 to $30,000.

     B. VIDEO UPDATE SPECIFICATIONS. All specifications required by Video Update will be published in the Operations Manual. Video Update will use its best judgment in setting and modifying specifications to maintain the quality and integrity of the franchise system.

     C. APPROVED SUPPLIERS. Video Update will approve suppliers to you from time to time. You shall purchase merchandise bearing Video Update's Private Labels from approved suppliers only. Such merchandise includes, for example, Video Update receipt forms and uniforms.

     Video Update does not participate in any purchasing or distribution cooperatives.

     D. INSURANCE. You must at all times maintain in force, at your expense, appropriate fire and extended coverage, vandalism, malicious mischief, general liability and products liability insurance. This insurance must be in an amount sufficient to replace your business premises, inventory and other business assets in the event of loss or damage. Liability insurance must be in an amount not less than $2,000,000 for each person and $2,000,000 for each occurance of bodily injury and property damage combined. All policies of insurance must contain a separate endorsement naming Video Update as an additional insured and must be obtained from insurance companies approved in writing by Video Update.

     E.   INCOME TO VIDEO UPDATE FROM PURCHASES FROM IT OR FROM APPROVED
SUPPLIERS.

     Video Update will derive income through mark-ups in the prices it charges to you for goods and services. This income may be in the form of rebates, price adjustments or discounts on products or services sold to you by approved suppliers. Video Update may also receive advertising allowances, free goods and other incentives for selling merchandise to its franchisees. Video Update may additionally earn sales commissions or volume discounts for introducing franchisees to certain vendors or suppliers of fixtures, signs, registers, carpets, showcases, stationery, insurance, merchandise inventory, and other products or services.

     It is estimated that the required purchases from Video Update total from 40% to 65% of the cost to establish a franchise and 6% to 10% of the annual operating expenses thereafter. These figures are based upon the range of actual franchise expenses together with volume projections for sales of newly introduced name brand products. Each franchisee's experience may vary significantly depending upon actual sales volume.

     During the fiscal year ending April 30, 1995, Video Update's revenue from the sale of advertising, inventory, Private Label merchandise and other items to franchises totalled approximately $422,000, or approximately 4.7% of Video Update's total revenues of $9,051,000.

     9.   FRANCHISEE'S OBLIGATIONS

     The table below lists your principal obligations under the Franchise Agreement. It will help you find more detailed information about your obligations in the Franchise Agreement and in other items of this Offering Circular.


 OBLIGATIONS                            SECTION IN FRANCHISE AGREEMENT                     ITEM IN OFFERING CIRCULAR
- --------------------------------------------------------------------------------------------------------------------
 a. Site selection and                  Sections 9 and 10                                  Items 10 and 11
    acquisition/lease

 b. Pre-opening purchases/              Section 11                                         Item 7
     leases

 c. Site development and                Sections 11, 12 and 14                             Items 7 and 8
     other pre-opening
     requirements

 d. Initial and ongoing                 Sections 24 and 25                                 Item 11
     training

 e. Opening                             Section 10                                         Item 5

 f. Fees                                Sections 3, 4, 5, 6 and 8                          Items 5, 6 and 7

 g. Compliance with stand-              Sections 11 and 13                                 Item 8
    ard sand policies/
    Operating Manual

 h. Trademarks and pro-                 Sections 15-19                                     Items 13 and 14
    prietary information

 i. Restrictions on products            Section 11                                         Item 16
    /services offered

 j. Warranty and customer               Section 13                                         Item 8
    service requirements

 k. Territorial development             Sections 1 and 2                                   Item 12
    and sales quotas

 l. Ongoing product/                    Section 11                                         Item 8
    service purchases

 m. Maintenance,                        Section 13                                         Item 8
    appearance and re-
    modeling requirements

 n. Insurance                           Section 31                                         Item 7

 o. Advertising                         Sections 5 and 20                                  Items 6 and 11

 p. Indemnification                     Section 31                                         Items 6 and 7


                                       13


 q. Owner's participation/              Section 13                                         Item 15
    management/staffing

 r. Records/reports                     Section 7                                          Item 6

 s. Inspections/audits                  Section 8                                          Item 6

 t. Transfer                            Sections 33 and 36                                 Item 17

 u. Renewal                             Section 34                                         Item 17

 v. Post-termination                    Section 37                                         Item 17
     obligations

 w. Non-competition                     Sections 28 and 29                                 Item 17
      covenants

 x. Dispute resolution                  Sections 40 and 41                                 Item 17

10.  FINANCING

     Video Update does not offer or supply, either directly or indirectly, any financing to franchisees for any reason. Video Update makes no representations as to your ability to secure financing for the franchise enterprise or as to the terms of such financing.

11.  FRANCHISOR'S OBLIGATIONS

     Except as listed below in this Item 11, Video Update is not obligated to provide any assistance to you.

     A. OBLIGATIONS OF VIDEO UPDATE PRIOR TO THE OPENING OF THE FRANCHISE BUSINESS.

     Video Update will lend you an Operations Manual upon payment in full of the Initial Franchise Fee. (Agreement, Section 11.) A copy of the Table of Contents to the Operations Manual is attached to this Offering Circular as Appendix 4. You are responsible for determining the site of the franchise store within the franchise territory, subject to the written approval of Video Update. If you request store site location assistance, Video Update will provide reasonable assistance, as requested, to aid in finding a location acceptable to you. (Agreement, Section 9)

     Video Update will, upon request, provide to you a list of recommended or approved sources for merchandise and supplies. You must use such sources for Video Update's Private Label video merchandise. (Agreement, Sections 11, 21 and
22)

     Video Update will provide a mandatory five-day training course at a location to be chosen by Video Update. Your manager must attend the course prior to the opening of the franchise store. Any additional replacement managers must also complete the course. Reasonable transportation and lodging expenses for the original manager only will be paid by Video Update. All expenses related to training replacement managers will be paid by you. (Agreement, Section 24)

     At your request, Video Update will supply a trainer to work in your store and train you and your employees for up to two (2) work days. You will be required to pay all the trainer's expenses. (Agreement, Section 24)

     Upon your written request, and at Video Update's expense, Video Update will provide you with appropriate grand opening promotion advertising consisting of movie posters and pamphlets. (Agreement, Section 23)

     B. OTHER PRE-OPENING SUPERVISION AND ASSISTANCE OFFERED BY VIDEO UPDATE. Except as expressly indicated herein, Video Update does not offer supervision, assistance or services prior to the opening of the franchise business.

     C. OBLIGATIONS OF VIDEO UPDATE DURING THE TERM OF THE AGREEMENT. Video Update will continually update and maintain the Operations Manual. (Agreement, Section 11) Video Update will inspect the franchise premises from time to time. It will conduct activities to insure compliance with the terms of the Franchise Agreement and the Operations Manual to assure consistent quality and service throughout the franchise system. (Agreement, Section l3D)

     Video Update will use the Advertising Fees received from franchisees for the purchase and production of franchise advertising, decor items and newsletters. Video Update also will provide artwork for advertising, decor items and periodic newsletters for the benefit of Video Update franchisees. Video Update's internal artwork, advertising and newsletter preparation and production costs will be calculated at rates established by Video Update. Advertising using the names or proprietary marks of Video Update must be approved in writing by Video Update. For further information, see Items 6, 8 and 9 of this Offering Circular. (Agreement, Section 20)

     You may, at your option and upon not less than fourteen (14) days' prior written notice to Video Update, receive additional training at a location Video Update may designate. The training will consist of visiting with the management and staff of successful franchisees and will include in-store work experience and first-hand observation of franchise operations. You must bear all expenses of attending, including travel, lodging and meals. (Agreement, Section 25)

     Video Update will provide a periodic newsletter to inform franchisees of matters of importance to the franchise operation and to give suggestions and advice. (Agreement, Section 25)

     D. OTHER ASSISTANCE TO FRANCHISEES. Although not obligated to do so by the Franchise Agreement or any other agreement, Video Update may offer advice, make suggestions and answer questions through its managing officers and employees.

     E. SELECTION OF THE LOCATION FOR YOUR BUSINESS. Although it is your obligation to determine the site of the franchise store within the franchise territory, Video Update will, upon request, aid in the selection process through advice and information on location selection and negotiation of leases. In assisting you in selecting a franchise site, Video Update considers such factors as traffic patterns, population density and ease of access. All other site selection and negotiation expenses shall be borne by you. (Agreement, Section 9)

     F. THE LENGTH OF TIME BETWEEN THE SIGNING OF THE FRANCHISE AGREEMENT OR FIRST PAYMENT OF CONSIDERATION FOR THE FRANCHISE AND THE OPENING OF YOUR BUSINESS. The length of time between signing the Franchise Agreement, which is the date of the payment of the Initial Franchise Fee, and the opening of your business may vary from seven (7) days to a maximum allowable one hundred eighty
(180) days. Factors affecting this length of time include, among other things, obtaining and preparing a site, arranging financing, receiving training and stocking merchandise and supplies. (Agreement, Section 10)

     For multiple franchise purchases, the maximum time allowed to open your business is as follows:

     1st Franchise Store                          180 days
     2nd Franchise Store                          9 months
     3rd Franchise Store                          12 months
     4th Franchise Store                          15 months
     5th Franchise Store                          18 months
     6th Franchise Store                          21 months
     7th Franchise Store                          24 months
     8th Franchise Store                          27 months
     9th and all other Franchise Stores           30 months

     G. VIDEO UPDATE'S TRAINING PROGRAM. You are expected to know how to operate a business before entering into the Franchise Agreement. Video Update will, however, provide training courses at locations to be chosen by Video Update to assist you in the start-up and ongoing operation of your business. The following table summarize Video Update's training obligations:

                                             HOURS OF    HOURS OF ON
                               INSTRUCTION   CLASSROOM   THE JOB
 SUBJECT          TIME BEGUN   -AL MATERIAL  TRAINING    TRAINING(4)   INSTRUCTORS(5)
- -------------------------------------------------------------------------------------
 Mandatory        14 to 30     Operations    None        40 hours      D.C.Howard
 Pre-Opening      days before  Manual                                  B.D.Carlson
 Training         store                                                M.G.Schifsky
 for              opening                                              R.P. Bedard
 Managers(1)(2)

 Optional         At your      Operations    None        Up to 40      Same
 Training         request      Manual                    hours
 for
 Franchise
 Employees(3)

(1) Your manager must attend this course prior to the opening of your franchise store. You must request Video Update to schedule a training session at least fourteen (14) days before the session is to start. The manager's reasonable transportation, lodging and training expenses will be paid by Video Update. (Agreement, Section 24)

(2) Depending upon the particular needs of your franchise, as determined by Video Update, this course will cover employee guidelines, customer relations, general business operations including retail sales and rental practices, franchise systems management, bookkeeping and financing management, inventory control and purchase, security practices and equipment operations.

(3) Upon your request, Video Update will also provide, at your expense, a trainer to train you and your employees in customer relations, business management and use of the Operations Manual. This training will take place for up to five (5) full days. This training will cover the same subject areas described in note (2) above. (Agreement, Sections 24 and 25)

(4) All training by Video Update will take place at a company store operated by Video Update.

(5) The employment history and experience of Video Update's current training instructors who are available to train, supervise and consult with new and existing franchises are set forth in Item 2 of this Offering Circular. Additional training instructors will be added at such times as Video Update deems necessary.

12.  TERRITORY

     A. DESCRIPTION OF YOUR TERRITORY. You will be granted an exclusive territory. The typical franchise territory will be a circular area having a one-mile radius from the location of the franchise store.

     Prior to signing the Franchise Agreement, the applicable territory will be described by:

          (i) Inserting a description and boundaries of the territory in the Franchise Agreement; or

          (ii) Attaching a map or other description of the territory as an exhibit to the Franchise Agreement.

     B. USE OF VIDEO UPDATE'S NAMES OR PROPRIETARY MARKS IN TERRITORY. Video Update will not license anyone other than you to use Video Update's names or proprietary marks in your exclusive geographical territory.

     C. VIDEO UPDATE'S COMPANY-OWNED OUTLETS. Video Update has not and will not establish company-owned outlets using Video Update's names or proprietary marks in the territory granted to you without your advance written permission.

     D. ESTABLISHMENT OF OTHER FRANCHISEES OR COMPANY-OWNED OUTLETS. Video Update has not and may not establish within the franchised territory, other franchises or company-owned outlets to sell or lease goods or services similar to or in competition with your franchise, under the same or different trade names or proprietary marks, except with your advance written permission.

     E. CONTINUATION OF YOUR TERRITORY. The continuation of your exclusive area or territory is not dependent upon achievement of a certain sales volume or market penetration.

     F. ONLY ONE FRANCHISE STORE IN A TERRITORY. You are required to operate the franchise business at one location only within the franchise territory. Relocation of the operation within a territory shall require Video Update's written approval, which approval will not be unreasonably withheld. You may not transact franchise business except at the franchise business location.

     Your territory may be altered only by mutual written agreement between you and Video Update.

13.  TRADEMARKS

     A. REGISTRATION OF PROPRIETARY MARKS. Video Update has been granted registration by the United States Patent and Trademark Office and by the Register of Trade Marks of Canada for its Service Marks "VIDEO UPDATE," (United States Registration No. 1,297,231; Canadian Registration No. 309991) "KEEPING IN TIME WITH YOU." (United States Registration No. 1,303,251; Canadian Registration No. 305160) the YIPPIDY character design, (United States Registration
No. 1,297,233; Canadian Registration No. 305161) and a composite mark using VIDEO UPDATE, YIPPIDY characters, and the slogan KEEPING IN TIME WITH YOU (United States Registration No. 1,297,299; Canadian Registration No. 306309). The United States registrations are on the Principal Trademark Register of the United States. A registration application for the mark "GAMESTERS" is presently pending with the United States Patent and Trademark Office.

     You are not authorized to use these proprietary marks except in strict compliance with the Franchise Agreement and the Operations Manual.

     B. NO DETERMINATIONS, ORDERS, OR LITIGATION INVOLVING NAMES OR MARKS. No adverse determinations have been made by the United States Patent Office, the Canadian Patent Office, by the Trademark Office of this state or by any court with respect to the proprietary marks. There is no pending interference, opposition or cancellation proceeding nor litigation involving the proprietary marks.

     C. AGREEMENTS LIMITING THE USE OF THE PROPRIETARY MARKS. Video Update has not entered into any agreements which limit its rights to use or license to use the proprietary marks.

     D. PROTECTION OF PROPRIETARY MARKS. Video Update will protect your rights to use the franchise trade name and proprietary marks. In the event of any infringement of, or challenge to, your use of the franchise trade name or proprietary marks, you are obligated to notify Video Update immediately, which will have sole discretion to take such action as it deems appropriate.

     You are obligated to modify or discontinue use of any name or mark or to use one or more substitute names or marks, if it becomes advisable at any time in the sole discretion of Video Update. The sole obligation of Video Update in any such event will be to reimburse you for the tangible costs of complying with this obligation.

     E. NO KNOWN INFRINGING USE OF THE PROPRIETARY MARKS. Video Update has secured a federal registration for each of the proprietary marks named above, with the exception of the "GAMESTERS" mark for which an application is pending. Video Update is not aware of any infringing uses which could materially affect your use of the proprietary marks in this state.

14.  PATENTS, COPYRIGHTS AND PROPRIETARY INFORMATION

     Item 11 of this Offering Circular describes the Operations Manual and the manner in which you are permitted to use it. Although Video Update has not filed an application for a copyright registration for the Operations Manual, it claims a copyright and the information is proprietary. You must tell us immediately if you learn about any misuse of the Operations Manual or infringement of Video Update's copyright. Video Update is not obligated to take any action, but will respond to any infringement as it deems appropriate.

15.  OBLIGATION TO PARTICIPATE IN THE ACTUAL OPERATION OF THE FRANCHISE BUSINESS

     You are not required to participate personally in the direct operation of the franchise business. You are free to hire on-site supervisors and managers at your discretion. The identity of such managers or supervisors must be made known to Video Update in writing at the time they are initially employed. Your manager will be expected to complete successfully Video Update's training program described in Item 11.

16.  RESTRICTIONS ON WHAT THE FRANCHISEE MAY SELL

     You may offer only those goods and services authorized by law and not prohibited by terms and provisions contained in the Operations Manual. The Franchise Agreement provides that you must offer all the products and services required by Video Update. You may sell products and services to retail customers from your franchise location only.

     Video Update may also establish standards for, among other things, sales promotion, consumer guarantees, pledges, assurances, rights, sales privileges, repair or service policies, and membership or exchange policies.

     Video Update will use professional shopping services to monitor your compliance with the Franchise Agreement. You must repurchase merchandise and otherwise fully reimburse these shopping services for goods, services and other items they receive, lease or buy from you in the process of verifying compliance. You must hold Video Update harmless from any charges of this nature incurred by the shopping services. Video Update will bear all other costs charged by the shopping services.

17.  RENEWAL, TERMINATION, TRANSFER AND DISPUTE RESOLUTION

     This table lists certain important provisions of the franchise and related agreements. You should read these provisions in the Franchise Agreement attached to this Offering Circular as Appendix 1.

                                  SECTION IN FRANCHISE
             PROVISION                  AGREEMENT                      SUMMARY
- --------------------------------------------------------------------------------------------
 a. Term of the franchise               Section 1           Term is 10 years.

 b. Renewal or extension of the         Section 34(a)       If you are not in default, you
    term                                                    may renew the franchise for
                                                            two periods of five years each.

 c. Requirements for you to             Section 34(b)       Sign new Franchise Agreement;
    renew or extend                                         there is no renewal fee.

 d. Termination by you                  None

 e. Termination by Video                None
    Update without cause

 f. Termination by Video                Section 35          Video Update may terminate
    Update with cause                                       your franchise only if you
                                                            default.

 g. "Cause" defined - curable           Section 35(a)       You have 60 days to cure;
    defaults                                                curable defaults include failure
                                                            to submit reports,
                                                            noncompliance with Operations
                                                            Manual, etc.

 h. "Cause" defined - defaults          Section 35(b)       Non-curable defaults include
    which cannot be cured                                   failure to pay fees to Video
                                                            Update, insolvency, violations
                                                            of law, etc.


                                       20


 i. Your obligation on                  Section 37          Obligations include return of
    termination/non-renewal                                 Operations Manual,
                                                            discontinuance of use of
                                                            trademarks, payment of
                                                            remaining fees, etc. (See also
                                                            Provision "r" below.)

 j. Assignment of contract by           Section 33          No restriction on Video
    Video Update                                            Update's right to assign
                                                            franchise.

 k. "Transfer" by you - defined         Section 33          Includes any transfer by sale,
                                                            assignment, gift or lease.

 l. Video Update's approval of          Section 33          Video Update's prior written
    transfer by you                                         consent is required for any
                                                            transfer.

 m. Conditions for Video                Section 33          Conditions include execution of
    Update's approval of                                    then-current Franchise
    transfer                                                Agreement, payment of $5,000
                                                            transfer fee, execution of
                                                            general release by you, etc.

 n. Video Update's right of first       Section 33          Video Update has 30-day right
    refusal to acquire your                                 of first refusal to purchase your
    business                                                business for the same bona fide
                                                            price offered to you.

 o. Video Update's option to            Section 36          Video Update has an option
    purchase your business                                  to purchase your business at a
                                                            mutually agreeable price upon
                                                            termination of the Franchise
                                                            Agreement.

 p. Your death or disability            Section 42          Your heirs have the same rights
                                                            and obligations under the
                                                            Franchise Agreement as you do.

 q. Non-competition covenants          Section 28           You may not compete with
    during the term of the                                  Video Update during the term
    franchise                                               of the franchise.


                                       21


 r. Non-competition covenants           Section 29          You may not compete with
    after the franchise terminates                          Video Update for one year
    or expires                                              following expiration or
                                                            termination of the franchise.

 s. Modification of the                 Sections 42 and 50  No modifications generally, but
    agreement                                               Operations Manual is subject to
                                                            change.

 t. Integration /merger clause          Section 53          Only the terms of the Franchise
                                                            Agreement are binding.

 u. Dispute resolution by               Section 41          Except for certain claims, all
    arbitration or mediation                                disputes must be arbitrated in
                                                            Minnesota.

 v. Choice of forum                     Section 45          Litigation must be in
                                                            Minnesota.

 w. Choice of law                       Section 45          The law where the franchise
                                                            business is located will apply.

18.  PUBLIC FIGURES

     No public figure or personality is used in the name or symbol of the franchise nor is there any endorsement or recommendation of the franchise by a public figure in advertisements. No public figure or personality is involved in the franchise in any way.

     You may not use the name of a public figure or personality in promotional efforts or advertising without Video Update's prior written approval.

19.  EARNINGS CLAIMS

     VIDEO UPDATE DOES NOT FURNISH OR AUTHORIZE ITS SALESPERSONS TO FURNISH ANY ORAL OR WRITTEN INFORMATION CONCERNING THE ACTUAL OR PROJECTED SALES, COSTS, INCOME OR PROFITS OF A VIDEO UPDATE FRANCHISE. ACTUAL RESULTS MAY VARY FROM STORE TO STORE, AND VIDEO UPDATE CANNOT ESTIMATE THE RESULTS OF ANY PARTICULAR FRANCHISE.

20.  LIST OF OUTLETS

     Set forth in Appendix 3 to this Offering Circular is a complete list of the names of all franchises and the addresses and telephone numbers of all Video Update outlets, including stores owned by Video Update. During the fiscal year ended April 30, 1995, no Video Update franchises were terminated or cancelled, nor did any franchise discontinue doing business.

     The following tables set forth additional information concerning Video Update's franchises and company owned stores.

                                   FRANCHISED
                              STORE STATUS SUMMARY
                            FOR YEARS 1995-1994-1993*

                                                                   REACQUIRED      LEFT THE      TOTAL FROM    FRANCHISES
                                    CANCELLED OR                       BY           SYSTEM          LEFT        OPERATING
 STATE                 TRANSFERS     TERMINATED     NOT RENEWED    FRANCHISOR        OTHER         COLUMNS     AT YEAR END
- --------------------------------------------------------------------------------------------------------------------------
 Minnesota                                             0/0/2          6/0/0          0/0/0          6/0/2        8/15/11

 Pennsylvania                                                         2/0/0                         2/0/0          1/4/3

 New Hampshire                                                                                                     3/3/1

 Virginia                                                                                                          8/6/5

 Indiana                                                                                                           1/1/0

 Wisconsin                                                                                                         1/1/1

 TOTALS:                 0/0/0          0/0/0          0/0/2          8/0/0          0/0/0          8/0/2       22/30/21

* All numbers are as of April 30 for each year.


                         STATUS OF COMPANY OWNED STORES
                            FOR YEARS 1995/1994/1993*



STATE          STORES CLOSED DURING    STORES OPENED DURING   TOTAL STORES OPERATING
                       YEAR                   YEAR                 AT YEAR-END
- ------------------------------------------------------------------------------------
Minnesota              0/0/0                 10/5/2                 25/15/10
Pennsylvania           0/0/0                  2/0/0                   2/0/0
Washington             0/0/0                  5/0/0                   5/0/0
TOTALS:                0/0/0                 17/5/2                 32/15/10


* All numbers are as of April 30 for each year.

                               PROJECTED OPENINGS
                           BETWEEN 5/1/94 AND 4/30/95

                         FRANCHISE       PROJECTED FRANCHISED   PROJECTED COMPANY
                     AGREEMENTS SIGNED    NEW STORES IN NEXT    OWNED OPENINGS IN
STATE               BUT STORE NOT OPEN        FISCAL YEAR       NEXT FISCAL YEAR
- ---------------------------------------------------------------------------------
Minnesota                    1                     2                   10

Pennsylvania                                       2

Missouri                                                                4

Illinois                                                                6

Wisconsin                                                               1

Washington                                                              5

TOTALS:                      1                     4                   26

21.  FINANCIAL STATEMENTS

     Attached as Appendix 2 are the Audited Financial Statements of Video Update for the three fiscal years ended April 30, 1995, April 30, 1994 and April 30, 1993.

22.  CONTRACTS

     Attached as Appendix 1 is the Franchise Agreement and Exhibits A-C thereto.

     There are no other lease agreements, option agreements, purchase agreements or other contracts or agreements except as contained therein.

                                     RECEIPT

     THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY.

     IF VIDEO UPDATE OFFERS YOU A FRANCHISE, VIDEO UPDATE MUST PROVIDE THIS OFFERING CIRCULAR TO YOU BY THE EARLIEST OF:

     (1)  THE FIRST PERSONAL MEETING TO DISCUSS OUR FRANCHISE; OR

     (2)  TEN BUSINESS DAYS BEFORE THE SIGNING OF A BINDING AGREEMENT; OR

     (3)  TEN BUSINESS DAYS BEFORE A PAYMENT TO VIDEO UPDATE.

     YOU MUST ALSO RECEIVE A FRANCHISE AGREEMENT CONTAINING ALL MATERIAL TERMS AT LEAST FIVE BUSINESS DAYS BEFORE YOU SIGN A FRANCHISE AGREEMENT.

     IF VIDEO UPDATE DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT, OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580, AND _____________________________.

     VIDEO UPDATE HAS AUTHORIZED _____________________________________________
TO RECEIVE SERVICE OF PROCESS FOR VIDEO UPDATE.


     I HEREBY ACKNOWLEDGE RECEIPT OF VIDEO UPDATE'S UNIFORM FRANCHISE OFFERING CIRCULAR DATED _____________________________.

     DATE: _____________________________



                              _____________________________________________
                              FRANCHISEE

                                     RECEIPT

     THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY.

     IF VIDEO UPDATE OFFERS YOU A FRANCHISE, VIDEO UPDATE MUST PROVIDE THIS OFFERING CIRCULAR TO YOU BY THE EARLIEST OF:

     (1)  THE FIRST PERSONAL MEETING TO DISCUSS OUR FRANCHISE; OR

     (2)  TEN BUSINESS DAYS BEFORE THE SIGNING OF A BINDING AGREEMENT; OR

     (3)  TEN BUSINESS DAYS BEFORE A PAYMENT TO VIDEO UPDATE.

     YOU MUST ALSO RECEIVE A FRANCHISE AGREEMENT CONTAINING ALL MATERIAL TERMS AT LEAST FIVE BUSINESS DAYS BEFORE YOU SIGN A FRANCHISE AGREEMENT.

     IF VIDEO UPDATE DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT, OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580, AND _____________________________.

     VIDEO UPDATE HAS AUTHORIZED _____________________________________________
TO RECEIVE SERVICE OF PROCESS FOR VIDEO UPDATE.


     I HEREBY ACKNOWLEDGE RECEIPT OF VIDEO UPDATE'S UNIFORM FRANCHISE OFFERING CIRCULAR DATED _____________________________.

     DATE: _____________________________



                              _____________________________________________
                              FRANCHISEE

                                      Appendix 1

                                 FRANCHISE AGREEMENT


    THIS AGREEMENT, made and entered into this _____ day of ____________ 199__, by and between Video Update, Inc. ("Franchisor"), and _________________________________________ ("Franchisee").

                                     WITNESSETH:

    WHEREAS, Franchisor is die owner of various and several proprietary marks, including but not limited to names, marks, logos, commercial symbols and styles, "VIDEO UPDATE" and "YIPPIDY UPDATE", both in present and future forms as designated by Franchisor; and

    WHEREAS, Franchisor owns valuable good will and has valuable expertise, trade secrets, methods, procedures, techniques, Operations Manuals, systems, store layouts, Private Label merchandise and materials connected with the operation, promotion and advertising of businesses which sell and rent video supplies, tapes, equipment and related services to the public under the Proprietary Marks, in forms both existing and as may be designated by the Franchisor in the future (collectively, the "Method of Operation"); and

    WHEREAS, Franchisee desires to operate a high caliber video store to sell and rent quality video tapes, equipment, and services at retail to the public and to use the Franchisor's Method of Operation and Proprietary Marks in connection therewith; and

    WHEREAS, Franchisor is willing to provide Franchisee with marketing, advertising, operational and other confidential and proprietary business information and know-how concerning the Method of Operation that has been developed by Franchisor over time and at a significant cost to Franchisor; and

    WHEREAS, Franchisee acknowledges that it would take substantial capital and human resources to develop a high caliber video business similar to a "VIDEO UPDATE" business and, as a result, desires to acquire the right to use the Method of Operation and Proprietary Marks from Franchisor on the terms and conditions set forth in this Agreement; and

    WHEREAS, Franchisee acknowledges that Franchisor would not provide Franchisee with any information or know-how about the Method of Operation or a "VIDEO UPDATE" business unless Franchisee agreed to comply in all respects with the terms and conditions of this Agreement, including those provisions relating to the payment of certain fees, compliance with standards established by Franchisor, the confidentiality of information, covenants against competitive activities, obligations upon the termination or expiration of this Agreement, and Franchisor's rights to obtain injunction relief; and

    WHEREAS, Franchisee has had a full and adequate opportunity to thoroughly review the terms and conditions of this Agreement, and has had sufficient time to evaluate and investigate both the Method of Operation and the financial investment requirements associated with the Method of Operation;

    NOW, THEREFORE, in consideration of the following promises and covenants, the parties agree as follows:

    1. GRANT OF FRANCHISE AND FRANCHISE TERRITORY. Franchisor hereby grants to Franchisee, on the terms and conditions set forth below, the personal non-exclusive franchise, license and privilege to use Franchisor's Proprietary Marks, Private Label merchandise, and Method of Operation for a period of ten
(10) years from the date of this Agreement. Pursuant to this grant, and in accordance with the terms and conditions set forth below, Franchisee undertakes the obligation to operate one (1) "VIDEO UPDATE" retail store, the location of which shall be determined according to the provisions contained in the "Site Selection Addendum" attached as Exhibit A.

    2. ONE LOCATION FOR FRANCHISED PREMISES. Franchisee shall do business under this Agreement at only one location within the territory described in Exhibit A. All land, buildings and improvements at the location, including parking, are hereafter called the "Franchise Premises." Relocation of the Franchise Premises shall require the Franchisor's written approval.

    3. INITIAL FRANCHISE FEE. The Initial Franchise Fee shall be Nineteen Thousand Five Hundred Dollars ($19,500.00). It is paid in consideration for the Franchisor's sales expenses, administrative overhead, and start-up costs related to the execution of the Franchise Agreement and the opening of the franchise store. The entire sum of $19,500.00 is payable upon the Franchisor's acceptance of the Franchise Agreement.

    The Franchisee must commence performance of its obligations under the Franchise Agreement upon the Franchisor's acceptance of the Franchise Agreement and must secure a location satisfactory to Franchisor for the franchise business within ninety (90) days of such date. The Franchisee must open the store location for retail business within one hundred eighty (180) days of the Franchisor's acceptance of the Franchise Agreement.

    In the event the Franchisee is reasonably unable to secure a suitable retail location within ninety (90) days following the Franchisor's acceptance of the Franchise Agreement, the Franchisee may request a refund of the Initial Franchise Fee less the Franchisor's expenses and service fees. The Franchisor's expenses shall include the costs of store site evaluation, lease negotiations, market research, travel, lodging, telephone and other reasonably related expenses. The Franchisor's service fees shall be calculated at a rate of Seventy-Five Dollars ($75.00) per hour dedicated to franchise store site location and development.

    If the Franchisee obtains a store location within ninety (90) days following the Franchisor's acceptance of the Franchise Agreement, or the Franchisee elects not to request a refund as permitted above, the Initial Franchise Fee shall thereafter be non refundable.

    4. MONTHLY ROYALTY FEE. Except as provided below, the Franchisee is required to pay the Franchisor a continuing monthly royalty fee equal to five percent (5%) of Franchisee's Gross Monthly Revenue (as defined below) for the preceding month. The Franchisee shall pay a continuing monthly royalty fee equal to one percent (1%) of Franchisee's Gross Monthly Revenue derived specifically from the sale of videocassette recorders and players, video cameras and camcorders, televisions, blank tape, new and used movies, and head cleaners. The obligation to pay monthly royalty fees begins and is calculated from the date the Franchise store opens for business. This fee is due and payable on the tenth day of each month for the preceding calendar month.

    Commencing with the first full month following the first anniversary date on which the Franchise store opened for business, the Franchisee shall pay the Franchisor a minimum monthly royalty fee of Five Hundred Dollars ($500.00). The minimum monthly royalty fee must be paid in advance on the first day of every month throughout the remaining term of the Franchise Agreement. In addition, by the tenth day of each month, the Franchisee shall pay the Franchisor the amount by which five percent (5%) of the Franchisee's Gross Monthly Revenue plus one percent (1%). of the Franchisee's Gross Monthly Revenue derived specifically from the sale of the items listed above, for the preceding month exceeds the minimum royalty fee payment.

    5. ADVERTISING FEE. The Franchisee is required to pay the Franchisor a monthly advertising fee equal to one percent (1%) of Franchisee's Gross Monthly Revenue (as defined below) for the preceding month. For the purpose of determining Advertising Fees due, Franchisee shall exclude from Gross Monthly Revenue income derived from the sale of videocassette recorders and players, video cameras and camcorders, televisions, blank tape, new and used movies, and head cleaners. The obligation to pay the monthly advertising fee begins and is calculated from the date the Franchise store opens for business. This fee is due and payable on the tenth day of each month for the preceding calendar month.

    Commencing with die first full month following the first anniversary date on which the Franchise store opened for business, the Franchisee shall pay the Franchisor a minimum monthly advertising fee of One Hundred Dollars ($100.00). The minimum monthly advertising fee must be paid in advance on the first day of every month throughout the remaining term of the Franchise Agreement. In addition, by the tenth day of each month, the Franchisee shall pay the Franchisor the amount by which one percent (1%) of the Franchisee's Gross Monthly Revenue for the preceding month exceeds the minimum advertising fee payment.

    The Franchisee is required to expend, on a basis not less than quarterly, an amount equal to three percent (3%) of Franchisee's Gross Quarterly Revenue (as defined below), for advertising specific to Franchisee's individual retail store operation. Advertising conducted by the Franchisee shall be in conformance with the requirements contained in Section 20 of this Agreement. The Franchisee agrees to furnish the Franchisor with receipts evidencing such expenditures as the Franchisor may request upon reasonable notice.

    Except as specifically otherwise stated in paragraph 4 above and this paragraph 5, as used in this Agreement, "Revenue" shall include any income, excluding sales taxes and refunds, generated at the Franchise Premises from any source including, but not limited to, sales, whether by cash or credit, and if by credit, evidenced by sales as charged, not as collected, rentals, exchanges, repairs, services, viewings, and labor service charges. "Gross Monthly Revenue" means the total Revenue for any calendar month. "Gross Quarterly Revenue" means the total Revenue for any fiscal quarter.

    6. LATE CHARGE ASSESSED IF ROYALTY FEES OR ADVERTISING FEES NOT PAID PROMPTLY. Any royalty or advertising fees and contributions which remain unpaid five (5) days after becoming due shall bear a late charge equal to ten percent (10%) of the amount owed plus interest on the principal amount owed at a rate the greater of one and one-half percent (1-1/2%) per month, or the maximum rate permitted by the law of the state where the Franchise store is located, calculated on a daily basis from the date the principal amount became due. The Franchisor's right to collect late charges and interest shall be in addition to, and not exclusive of, any other remedies available to the Franchisor under this Agreement or at law or equity.

    To verify accurate payment, Franchisee shall submit current sales, service and leasing reports, financial statements, and tax returns to Franchisor at such time intervals as Franchisor may reasonably demand.

    7. RECORDS. Franchisee agrees to keep a complete and accurate set of books and records of the franchise operation, to produce quarterly financial statements, signed by the Franchisee and attested to be true and correct, in accordance with generally accepted accounting principles and to furnish copies of these statements to the Franchisor within sixty (60) days after the end of each quarter. Franchisee shall furnish to the Franchiser, on or before the tenth day of each month, an itemized report of the Gross Monthly Revenue for the prior month. This report shall be broken down by day, shall be in the form set forth in the Operations Manual and shall be certified by Franchisee to be true and correct.

    Franchisee shall, at Franchisee's expense, within ninety (90) days after the end of Franchisee's first fiscal year, provide the Franchisor with a certified, audited financial statement of the Franchisee's business operation. Thereafter, the Franchisee shall submit, at the Franchisor's discretion and request, fiscal year and profit and loss statements and balance sheets within ninety (90) days after the end of the Franchisee's fiscal year. The Franchisee shall use the calendar year as its fiscal year.

    Franchisee shall keep records of all business done and Revenue received at the Franchise Premises. These records shall include, but are not limited to, order sheets, cash register tapes, sales and rental agreement forms, tax returns, financial statements and invoices. Franchisee shall date, file in consecutive order, retain for a period of six (6) years, and make available to Franchisor for inspection and audit during normal business hours all of Franchisee's records.

    All records, reports, statements and returns required by Franchisor shall be prepared and maintained in the form or format established by Franchisor.

    8. AUDITS. In addition to the audit required in paragraph 7, Franchisor, or any other party designated by Franchisor, may audit the Franchisee's reports, books, statements, business records and tax returns. Audits shall be conducted at Franchisor's expense unless Franchisee willfully understates the Gross Monthly Revenue for any reported period or periods by more than two percent (2%) or unless Franchisee willfully fails to timely deliver any required report of Gross Monthly Revenue or any required financial statement. In the event of such an understatement or failure to deliver, Franchisee shall reimburse Franchisor for all audit costs. These shall include, among other things, the charges and expenses of any independent accountant and the travel expenses, room, board and compensation of Franchisor's employees incurred in connection with the audit. The remedies contained in this Section are in addition to and not exclusive of, any other remedies the Franchisor may have under this Agreement or at law or equity.

    9. FRANCHISOR TO ASSIST IN LEASE LOCATION. Franchisee is responsible to determine the location of the Franchise Premises within the franchise territory. Final written approval of the franchise location, however, must be received from Franchisor. Franchisor does not warrant or guaranty the success of a "Video Update" business operated at a location identified, reviewed, or approved by Franchisor. If Franchisee requests assistance in selecting a site for the Franchise Premises, Franchisor will provide, subject to the availability of Franchisor's personnel, reasonable assistance to aid in finding a location acceptable to the Franchisee. All site selection and negotiation expenses shall be borne by Franchisee.

    Franchisee shall, before entering into any lease for a franchise location, obtain Franchisor's approval of the lease agreement to be signed. The lease agreement shall include, along with other standard provisions, the following:

         a. A clause restricting the Franchisee's use of the premises solely to the operation of the franchised business;

         b. A clause prohibiting the Franchisee from subleasing or assigning the lease without the Franchisor's prior consent;

         c. A clause granting the Franchisor the right to enter the premises and to make modifications necessary to protect the Franchisor's Proprietary Marks;

         d. A term clause indicating that the initial term of the lease shall be at least as long as the initial term of the Franchise Agreement;

         e. A clause requiring the landlord to notify the Franchisor in writing of any deficiency in the Franchisee's performance of lease obligations; and

         f. A clause permitting the Franchisor the right to assume the Franchisee's occupancy rights, including the right to assign or sublease the premises, in the event the lease is terminated.

    10. FRANCHISEE TO COMMENCE FULL OPERATION. Franchisee shall obtain a franchise store location acceptable to Franchisor within ninety (90) days of Franchisor's acceptance of this Franchise Agreement. Franchisee shall commence full and continuous operation of the franchise store within one hundred eighty
(180) days after Franchisor's acceptance of this Agreement. All other obligations of Franchisee under this Agreement shall commence upon Franchisor's acceptance of this Agreement.

    In the event Franchisee fails to obtain a store location suitable to Franchisor within ninety (90) days following Franchisor's acceptance of this Agreement, Franchisee may request, and Franchisor shall provide, a refund of Franchisee's Initial Franchise Fee less Franchiser's expenses and service fees related to the location and development of the franchise store. Franchisor's costs shall include, but not be limited to, the cost of store site evaluation, lease negotiations, market research, travel, lodging, telephone and other related expenses. The Franchisor's service fees shall be calculated at a rate of Seventy-Five Dollars ($75.00) per hour dedicated to franchise store location and development.

    In the event Franchisee shall obtain a franchise store location suitable to Franchisor within ninety (90) days of Franchiser's execution of this Agreement, or Franchisee fails to request a refund of Franchisee's Initial Franchise Fee, the Initial Franchise Fee shall thereafter be non refundable.

    11. OPERATIONS MANUAL, MINIMUM INVENTORY, SUPPLIES,. DECOR AND STORE LAYOUT. Franchisor develops minimum requirements for bookkeeping systems, merchandise, inventory, supplies, stationery, business forms, advertising, decor, store layout, materials, fixtures, and signs, among other things. These requirements are outlined in the Operations Manual. Initial inventory items purchased from Franchisor shall be delivered prior to the opening of the Franchise Premises for business.

    Franchisor agrees to lend Franchisee a copy of the Operations Manual upon payment in full of the Initial Franchise Fee. The Operations Manual contains the Method of Operation, including specifications, standards, operating procedures, accounting and bookkeeping methods, marketing ideas, inventory requirements and control techniques, store layout, fixture and decor requirements and other rules and procedures prescribed from time to time by Franchiser. The Operations Manual is and shall remain confidential and exclusive property of Franchisor. The Franchisee shall not copy or duplicate any part of the Manual for any reason. Franchisee shall restrict the availability of the Operations Manual, and the information contained in it to Franchisee's employees and other persons as authorized by Franchisor. Franchisee shall not remove die Operations Manual from the Franchise Premises and shall promptly update the Operations Manual with materials as periodically furnished by Franchisor. Franchisee shall, within ten
(10) days of the expiration or termination of this Agreement, return the Operations Manual to Franchisor.

    Franchisee recognizes that the information, methods and systems contained in the Operations Manual are fundamental to the success of Franchisor and the entire network of Franchisor's franchised businesses. Improper or unauthorized use or retention of the Operations Manual during the term of this Agreement or upon its expiration or termination could cause irreparable harm to Franchiser and its other franchisees. Franchisee agrees that in the event Franchisor determines Franchisee has permitted such improper or unauthorized use, or if Franchisee fails to return to Franchiser the Operations Manual as required above, Franchiser shall be entitled to, and Franchisee shall acquiesce in, without claim or defense, an injunction restraining such improper or unauthorized use and/or a decree of specific performance ordering a return of the Operations Manual. Franchisor shall be entitled to these remedies without showing or proving any actual damages. Such remedies shall be in addition to, and not exclusive of, any other judgment for damages or remedies at law or in equity.

    Franchisee shall adhere to the inventory and supply requirements specified in the Operations Manual. The specified inventory and supplies include certain video merchandise, supplies and inventory bearing Franchiser's "Private Label." Franchisee must purchase required Private Label items from suppliers approved in advance by Franchiser. The list of approved suppliers may include Franchiser. If Franchisee purchases private label items or any other required inventory or supplies from Franchiser, Franchisor will sell the inventory, supplies and items at Franchiser's then-current wholesale prices. Payment to Franchiser for such sales shall be made upon placement of Franchisee's order.

    Except for those items bearing Franchiser's Private Labels, Franchisee may obtain any other required inventory and supply items from sources of Franchisee's choosing, so long as Franchisee conforms to the specifications for such items set forth in the Operations Manual.

    All sales by Franchisee of items specified in the Operations Manual shall be restricted to the Franchise Premises.

    12. COMPUTER SYSTEMS. Franchiser shall require Franchisee to install accounting, inventory control and sales register computer systems. Franchisee shall purchase, lease, or otherwise acquire, from sources of Franchisee's choice and at Franchisee's expense, computer hardware (including but not limited to cash registers) which shall be totally compatible with and shall strictly conform to all requirements, standards and specifications Franchiser may set from time to time.

    13. STANDARDS TO BE MAINTAINED. Full compliance with this Agreement is essential to best preserve, maintain and enhance the reputation, trade demand and goodwill built up by the Franchiser and any retail outlets operating under Franchisor's Method of Operation. Through experience the Franchisor has formulated the Method of Operation and intends to continue to make improvements in it.

    If any franchisee of the Franchiser fails to follow the Method of Operation or does not maintain standards of merchandising and service prescribed by the Franchiser, it will damage the integrity of Franchiser's franchise system. If Franchisee operates its franchise store below the standards required by the Franchiser, customers who patronize that store will be less likely to patronize other "VIDEO UPDATE" stores, thereby damaging the business of others. Furthermore, it will be difficult for the Franchiser to obtain new franchisees for "VIDEO UPDATE" stores if a prospective purchaser observes that Franchisee does not maintain the required standards.

    THEREFORE, it is understood and agreed:

         a. Franchisee shall operate the franchise business in a clean, orderly, and respectable manner in strict compliance with this Agreement and the Operations Manual.

         b. Franchiser shall establish additional franchise standards, or may modify existing standards, applicable to all franchisees. Such standards may govern, among other things:

              (1)  Employee dress or uniforms;
              (2)  Store hours and holidays;
              (3)  Membership or exchange programs;
              (4)  Sales incentive programs;
              (5)  Store layout, decor, signage, and fixturing; and
              (6)  Sales promotion.

    All standards shall be established in the sole discretion of Franchisor.
Any modified or additional standards shall be set forth in the Operations Manual or otherwise stated in writing to Franchisee. Franchisee shall conform with all modifications within a reasonable period of time, as determined by Franchisor.

         c. Franchisee shall maintain a sign on the Franchise Premises which has been given written approval by Franchisor (and which complies with local sign ordinances) describing the premises only as a "VIDEO UPDATE" franchise.

         d. Franchisor, or Franchisor's agent or representatives, may enter upon the Franchise Premises at reasonable times to verify Franchisee's compliance with the terms of this Agreement. Franchisee shall cooperate with such inspections. In the event Franchisor notes any deficiency in Franchisee's compliance as a result of such inspection, Franchisor shall provide Franchisee with written notice of such deficiencies. Franchisee shall, within ten (10) days of receipt of such notice, supply Franchisor with satisfactory proof of Franchisee's correction of such deficiencies. In the event Franchisee fails to correct such deficiencies to the sole satisfaction of Franchisor, Franchisor shall retain the right to correct such deficiencies at Franchisee's sole expense.

         e. Franchisee shall comply with all applicable ordinances, laws, and statutes. Franchisee shall not permit unlawful activities on the Franchise Premises and shall not sell, exchange, offer, hold, show, rent, or permit to be sold, exchanged, offered, held, shown, or rented any material Franchisee knows or reasonably suspects to be an unauthorized duplication in violation of copyright law or to be otherwise illegal.

         f. Franchisor may employ professional shopping services to monitor Franchisee's compliance with this Agreement. Franchisee shall repurchase merchandise and otherwise fully reimburse these shopping services for goods, services and other items they receive, lease or buy from Franchisee in the process of verifying compliance. Franchisee shall hold Franchisor harmless from any such charges incurred by any shopping service. Franchisor shall bear all other charges incurred by the shopping services.

    14. FRANCHISEE TO OBTAIN PERMITS AND LICENSES. Prior to commencing business operations Franchisee shall obtain all local and state permits and licenses necessary to operate the franchise.

    15. BUSINESS NAME. Franchisor has registered in various states, pursuant to applicable law, a certificate of doing business under the name "VIDEO UPDATE". Franchisees operating in those states are hereby licensed to use that name and the Proprietary Marks consistent with the terms of this Agreement. Franchisees operating in states in which Franchisor has not obtained a certificate to do business are licensed to use the name "VIDEO UPDATE" and the Proprietary Marks consistent with the terms of this Agreement. Franchisees operating in such states shall comply with the Franchisor's instructions regarding registration of assumed or fictitious names.

    Franchisee shall execute and deliver to Franchisor the form attached as Exhibit C and such other documents as Franchisor may request, evidencing that Franchisee claims no right or interest in or to the Proprietary Marks and/or name "VIDEO UPDATE". Such documents shall be retained by Franchiser for filing with the applicable state and/or federal governmental authority upon expiration or termination of this Agreement.

    16. PROPRIETARY MARKS, OPERATIONS MANUAL, MEMBERSHIP OR EXCHANGE PROGRAMS, AND METHOD OF OPERATION ARE EXCLUSIVE PROPERTY OF FRANCHISOR. It is expressly understood and agreed the Proprietary Marks, Operations Manual, Membership or Exchange Programs and Method of Operation are the sole and exclusive property of Franchisor. Nothing in this Agreement shall give Franchisee or others any right, title, or interest whatsoever in or to the Proprietary Marks, Operations Manual, Membership or Exchange Programs or Method of Operation. Franchisor will make reasonable efforts to protect the rights of Franchisee to use the Proprietary Marks.

    Franchisee shall immediately notify Franchisor of any infringement of, or challenge to, Franchisee's use of the Proprietary Marks. Franchisor shall have sole discretion to take such action or inaction it deems appropriate. Franchisee shall modify or discontinue use of any franchise names or Proprietary Marks, or shall use one or more substitute names or marks, if Franchisor so directs in writing at any time. The Franchisor shall reimburse Franchisee for tangible costs in complying with any such direction (i.e., cost of changing signs, stationery, etc.). All obligations or requirements imposed upon Franchisee relating to the Proprietary Marks shall apply with equal force to any modified or substituted names or marks.

    Franchisee shall not make any use of the Proprietary Marks which would incur any obligation or indebtedness on behalf of the Franchisor. Franchiser retains the right to grant other licenses for the use of the Proprietary Marks, to use the Proprietary Marks in connection with selling products and services, and to develop, establish, and franchise other systems and products, and grant franchises under other systems, without creating any additional rights in Franchisee therein.

    If franchisee is named as a defendant or party in any action involving the Service Mark and if Franchisee is named as a defendant or party solely because the plaintiff is alleging that Franchisee does not have the right to use the Service Mark licensed by Franchisor to Franchisee at the Franchised Premises pursuant to this Agreement, then Franchisee shall have the right to tender the defense of the action to Franchisor and Franchisor will, at its expense, defend Franchisee in the action. Franchisor will indemnify and hold Franchisee harmless from any damages assessed against Franchisee in any actions resulting solely from Franchisee's use of the Service Mark at the Franchised Premises.

    Any and all goodwill associate with the Proprietary Marks, including any goodwill that might be deemed to have arisen through Franchisee's activities, shall inure directly and exclusively to the benefit of Franchisor, except as otherwise provided by applicable law.

    17. FRANCHISEE NOT TO USE NAMES OR MARKS IN COMBINATION. Except as provided in this Agreement, Franchisee shall not use or give others permission to use the Proprietary Marks, or any colorable imitation thereof, combined with any other words or phrases. Neither Franchisee nor its officers or agents shall form or participate in the formation of any company, firm, corporation or other entity having a name containing the words of the Proprietary Marks. Franchisee may not combine or associate any came or mark of the Proprietary Marks with any other name or word in any advertising or sign. The Proprietary Marks must be used in exact conformity to specifications set by Franchisor in its Operations Manual.

    18. FRANCHISEE TO DISCONTINUE USE OF PROPRIETARY MARKS, OPERATIONS MANUAL AND METHOD OF OPERATION ON TERMINATION OR EXPIRATION OF AGREEMENT. Upon termination or expiration of this Agreement, Franchisee shall immediately cease and discontinue the use of the Proprietary Marks (or any names or marks deceptively similar thereto), the Operations Manual and Method of Operation in its operations, advertising, and promotions. Franchisee shall immediately remove and destroy within ten (10) days after such termination or expiration all signs, designs, and insignia in any way indicating or suggesting that Franchisee's business establishment is related to or connected with Franchisor, its affiliated companies, or any of Franchisor's franchisees. Within the ten (l0) day period, Franchisor may purchase from Franchisee any of Franchisee's materials, signs, etc. associated with the Proprietary Marks.

    Franchisee agrees damages to Franchisor caused by Franchisee's use of the Proprietary Marks (or any names or marks deceptively similar thereto), Operations Manual or Method of Operation after termination of this Agreement will be substantial and are not now capable of accurate determination. Therefore, Franchisee shall not use the Proprietary Marks (or any deceptively similar names or marks), Operations Manual or the Method of Operation after the termination of this Agreement for any reason or in any way. In the event Franchisee fails to comply with these restrictions, Franchisor shall be entitled to, without claim or defense by Franchisee, an injunction restraining such use of the

Proprietary Marks, Operations Manual or the Method of Operation, and/or a decree of specific performance requiring compliance with the terms of the Agreement. Franchisor shall be entitled to these remedies upon demonstration of Franchisee's violation of the terms of this Agreement. Such remedies shall be in addition to, and not exclusive of, any other judgment for damages or remedy at law, in equity, or contained in this Agreement.

    19. PROPRIETARY MARKS, OPERATIONS MANUAL, MEMBERSHIP OR EXCHANGE PROGRAMS AND METHOD OF OPERATION MAY BE CHANGED. Franchisee acknowledges the Proprietary Marks, Operations Manual, Membership or Exchange Programs and Method of Operation of the Franchisor, including any future amendments or modifications to them, have substantial value. It is understood and agreed that the conditions, restrictions, covenants not to compete and other limitations imposed by this Agreement are necessary, equitable and reasonable for the general benefit of Franchisee, Franchisor and others enjoying any lawful economic interest in the Proprietary Marks, Operations Manual, Membership or Exchange Programs and Method of Operation.

    Franchisee recognizes and agrees that the Franchisor may change or modify any part of the Proprietary Marks, Operations Manual, Membership or Exchange Programs or Method of Operation from time to time at Franchisor's sole discretion. Franchisee will accept, use and protect, for the purposes of this Agreement, all such changes and modifications as if they were a part of the Proprietary Marks, Method of Operation and Membership or Exchange Programs at the time this Agreement is executed. No modification or change will materially affect Franchisee's rights under this Agreement.

    20. FRANCHISER TO PROVIDE ADVERTISING. Franchiser shall use the Advertising Fee received from Franchisee pursuant to Section 5 above to provide artwork, advertising, decor items and periodic newsletters for the benefit of VIDEO UPDATE franchisees. Franchiser's internal artwork, advertising and newsletter preparation and production costs shall be calculated at rates established by Franchisor.

    Franchisor will use Franchisee's Advertising Fee to place advertising in such geographic areas, and in such media and at such times as Franchisor deems to be in the best interest of its franchisees.

    In the event Franchisee desires to originate and utilize its own advertising or promotional materials, Franchisee shall submit, for Franchisor's prior approval, samples of all advertising and promotional plans and materials utilizing franchisor's names or proprietary marks before Franchisee may publish or otherwise utilize such advertising or promotional materials.

    21. FRANCHISOR TO PROVIDE SOURCE LIST FOR SUPPLIES. Upon Franchisee's request, Franchisor shall provide merchandise and supply source lists at no charge to Franchisee. Franchisee shall use only sources approved in writing by Franchisor for the Franchisor's Private Label video merchandise, supply and inventory items. The Franchisee shall hold Franchisor harmless from any claims arising from Franchisee's use of any such sources.

    Franchisor may, from time to time, provide Franchisee with listings of recommended movies; however, Franchisee is not obliged to carry the movies listed.

    22. FORMS AND SPECIFICATIONS. All sales, service and rental forms to be used at the Franchise Premises shall be designed by and purchased from Franchisor or suppliers previously approved by Franchisor in writing. Franchisee shall use only such approved forms in the operation of the Franchise Premises.

    Franchisee acknowledges and understands that the Franchisor's membership card system is an integral part of the successful operation of the franchise businesses. Therefore, all membership cards (or substitutes approved from time to time by Franchisor in the Operations Manual) shall be purchased from Franchisor. Franchisee shall not reproduce the membership cards. Franchisee shall maintain the numbering system used on the membership cards and supply to Franchisor, with the monthly reports required in this Agreement, a list of the names and addresses of all individuals receiving membership cards, together with the membership number assigned to such member. Franchisor shall determine membership fees from time to time which Franchisee shall charge to all members on a uniform basis.

    Franchisee also acknowledges and understands that the Membership or Exchange Program is the exclusive property of Franchisor, and Franchisor may make changes in the Membership or Exchange Program from time to time. These changes will be set forth in detail in the Operations Manual and shall be adhered to by the Franchisee. The procedure for membership renewals shall also be set forth in the Operations Manual and adhered to by the Franchisee.

    23. FRANCHISOR TO SUPPLY GRAND OPENING KIT. At Franchisee's written request, prior to the opening of the Franchise Premises for business, Franchisor will provide, at Franchisor's expense, such grand opening advertising materials, consisting of movie posters and pamphlets, as Franchisor deems advisable.

    24. TRAINING. Franchisor will provide a mandatory five (5) day training course for Franchisee's franchise manager at a location Franchisor shall designate. Franchisee's manager shall attend the session prior to the opening of the franchise store. Franchisor will pay the manager's reasonable transportation and lodging expenses related to this training. Franchisee shall be responsible for the manager's meals and wages. The manager shall complete the training to Franchisor's satisfaction.

    Upon not less than fourteen (14) days' prior written notice, at any time during the term of this Agreement, Franchisor shall provide the full-time services of one of its training personnel at the Franchise Premises for up to two (2) work days to assist with employee training, form use, store decor, merchandise location, and sales assistance. The trainer's expenses for this assistance shall be borne by Franchisee.

    All replacement managers must complete the initial training program unless waived in writing by Franchisor. Franchisee shall pay all expenses related to replacement management training.

    25. FURTHER TRAINING. At its option and upon not less than fourteen (14) days' prior written notice to the Franchisor, Franchisee may receive additional training at Franchisor's headquarters or at such other location as Franchisor may designate. Any expenses of this training incurred by Franchisee, including but not limited to travel, lodging, and meals, shall be borne by Franchisee.

    This additional training consists of visits to VIDEO UPDATE franchises, store work experience and observation of franchise operations. The duration of such training is negotiable depending upon Franchisee's needs.

    On occasion, at Franchisor's discretion, Franchisor may convene meetings of franchisees on a regional or national basis. Franchisee may, but is not required to, attend any such meeting at Franchisee's convenience.

    26. FRANCHISOR TO PROVIDE NEWSLETTER. Franchisor shall use a portion of the Advertising Fee to produce and distribute periodic newsletters to provide Franchisee with industry news, suggestions and advice on franchise operations.

    27. FRANCHISEE NOT TO COMMUNICATE INFORMATION ON FRANCHISE OPERATION. Franchisee shall not communicate or divulge the contents of Franchisor's Operations Manual or any other proprietary information related to the operation of the franchise business to any person except those authorized in writing by Franchisor to receive such information. Franchisee shall obtain written agreements, in a form specified by Franchisor, from all employees or other persons in Franchisee's control, to whom any such information is communicated, that they will keep, preserve and protect all confidential information.

    28. FRANCHISEE AND PRINCIPALS NOT TO COMPETE DURING TERM OF AGREEMENT. During the term of this Agreement neither Franchisee nor the principals of Franchisee, if it is a partnership or a corporation, shall participate as an owner, partner, director, officer, employee, consultant, or agent, or serve in any other capacity in any business engaged in the sale or rental of products or services the same as or similar to those of the franchise within the franchise territory, the franchise territory of any other franchisee of Franchisor, any company store owned by Franchisor or its affiliates, or any other location where Franchiser could reasonably expect to establish a franchise territory or company store during the term of this Agreement, without first receiving the written permission of Franchisor. Franchisee shall not divert business from any company store owned by Franchisor, its affiliates, or other franchisees, nor employ any persons employed by Franchisor, its affiliates or other franchisees.

    29. FRANCHISEE AND PRINCIPALS NOT TO COMPETE ON TERMINATION OF AGREEMENT. Upon expiration or termination of this Agreement for any reason, for a period of one (1) year, Franchisee shall not divert business from any company store owned by Franchisor, its affiliates, or other franchisees, nor employ any persons employed by Franchisor, its affiliates or other franchisees.

Neither Franchisee nor its principals, if it is a partnership or a corporation, shall directly or indirectly participate as an owner, director, partner, officer, employee, consultant, advisor or agent, or serve in any other capacity in any business engaged in the sale or rental of products or services the same as or similar to those of the franchise, within the franchise territory, the territory of any franchisee of the Franchiser or of any company store owned by Franchisor or its affiliates, or any other location where Franchisor could reasonably expect to establish a franchise territory or company store during the one (1) year period.

    In the event any of the foregoing provisions of Sections 28 or 29 limiting the conduct of Franchisee, its affiliates or agents is found by a court of competent jurisdiction to be excessive as it may apply to any franchisees of Franchisor, Franchisor retains the right to unilaterally reduce any of the provisions as they pertain to Franchisee.

    Franchisee shall obtain from its management employees agreements not to compete reflecting the terms of Sections 28 and 29, and in a form acceptable to Franchisor.

    Franchisee recognizes that the violation by Franchisee, its agents or affiliates of any of the provisions of Sections 28 or 29 will cause Franchisor irreparable harm, the value of which presently is indeterminable. In the event of such violation, Franchisor shall be entitled to, and Franchisee shall not contest, appropriate injunctive relief in addition to any other damages or remedies at law, in equity, or under this Agreement.

    A claim by Franchisee of breach by Franchisor of any of the provisions of this Agreement shall not constitute a defense to the enforcement of any other provision.

    30. FRANCHISOR AND FRANCHISEE NOT JOINT VENTURERS, PARTNERS. OR AGENTS. Franchisee and Franchisor are not and shall never be considered joint venturers, partners, employees, or agents one for the other. Neither shall have the power to bind or obligate the other except as otherwise outlined in this Agreement. No representation shall be made by either party to anyone which would create any apparent agency, employment or partnership. Franchisor and Franchisee shall hold each other harmless mom each other's debts, acts, omissions, liabilities, and representations.

    In all public and private records, documents, relationships and dealings, Franchisee shall indicate it is an independent owner of the franchise established by this Agreement. Franchisee shall prominently indicate on all letterheads, business forms, and the like that it is a licensed Franchise of Franchisor by using language substantially stating Franchisee is "A Franchisee of Video Update, Inc."

    Franchisee shall maintain employee records in such a manner as to clearly show Franchisee and its employees are not employees of the Franchisor.

    31. INDEMNITY AND INSURANCE. Franchisee shall indemnify and hold Franchisor harmless from all fines, suits, proceedings, claims, demands, actions, losses, or damages of any kind or nature arising out of or otherwise connected with the Franchise Premises or Franchisee's business activities.

Franchisor shall not be liable to Franchisee or to any other person by reason of any act, omission, neglect, or default of Franchisee or Franchisee's agents or employees or otherwise arising on the Franchise Premises.

    Franchisee shall defend Franchisor in any legal or administrative action arising under this Section 31 at its own expense. Franchisee shall immediately pay and discharge any liability that may be rendered against Franchisor in any such action. If Franchisee fails or neglects to defend any action, Franchisor may defend the same at Franchisee's expense, including reasonable attorneys' fees and attorneys' fees on appeal which Franchisor may pay or incur in defending such action.

    Prior to commencement of any operations under this Agreement, and at all times during the entire term of this Agreement and any extensions thereof, Franchisee shall, at its own expense, keep in force by advance payment of premium appropriate fire and extended coverage, vandalism, malicious mischief, general liability, and products liability insurance. Such insurance shall be in an amount sufficient to replace the Franchise Premises and the personal property located thereon in the event of loss or damage. Liability insurance shall be not less than One Million Dollars ($1,000,000.00) for each person and not less than One Million Dollars ($1,000,000.00) for each occurrence of bodily injury and property damage combined. The insurance shall insure the Franchisor against any liability that may accrue by reason of the operation by Franchisee of the Franchise Premises and the franchise business. All policies of insurance to be maintained by the Franchisee shall contain a separate endorsement naming the Franchisor as an additional insured, as its interest may appear. The insurance shall be placed with an insurance carrier or carriers approved in writing by the Franchisor or rating in Best's as AAA or better and shall not be subject to cancellation except upon ten (10) days' written notice to the Franchisor. All insurance policies or certificates evidencing these policies, with a copy of the original policy attached, showing full compliance with the requirements of this provision shall be at all times kept on deposit with the Franchisor.

    If Franchisee fails to comply with any of the requirements of this section, the Franchisor may, but is not obligated to, obtain such insurance and keep it in force and effect. Franchisee shall pay Franchiser upon demand the premium cost of such insurance together with interest on the amount of premiums paid by Franchisor at the maximum lawful rate. Franchisor reserves the right to require reasonable additional coverages and higher policy limits from time to time and upon reasonable notice to Franchisee.

    32. FRANCHISEE TO PAY TAXES. Franchisee shall pay all taxes, regardless of their nature, assessed against it when due and before delinquent except when being contested in good faith by appropriate proceedings. If Franchisor is charged with any tax by the authorized taxing authority of any state or political subdivision thereof, including taxes on sales made to or licenses granted to Franchisee, or sales made by Franchisee at the Franchise Premises, Franchisee shall pay such taxes on Franchisor's behalf.

    33. SALE OR ASSIGNMENT OF AGREEMENT. Franchisee's rights and obligations under this Agreement are exclusive to Franchisee. Franchisee, its agents, affiliates, or representatives, shall not voluntarily, involuntarily or by operation of the law, sell, transfer, assign, encumber, give, lease or sublease (collectively referred to as "transfer") the whole or any part of this Agreement, the assets of the franchise business, any ownership or control of Franchisee, or any lease or sublease of real or personal property Franchisee is leasing, without Franchisor's prior written consent. No other act or forbearance by Franchisor shall constitute consent to any transfer of the whole or any part of Franchisee's rights and obligations. Any attempted transfer, whether by agreement or operation of the law, without Franchisor's prior written consent shall be a default under the terms of this Agreement.

    Prior to the effective date of a transfer otherwise approved by Franchisor:

         (1) All obligations of Franchisee in connection with the franchise business shall be assumed by the transferee;

         (2) All material debts in connection with the franchise business shall be paid by Franchisee;

         (3) Franchisee shall not be in default in any way under this Agreement;

         (4) The transferee shall pay for and complete the training programs required of new franchisees;

         (5) The Franchisee or transferee shall pay Seven Thousand Five Hundred Dollars ($7,500.00) to reimburse Franchisor for its reasonable legal, accounting, credit, and investigation expenses incurred as a result of the transfer;

         (6) Franchisee shall pay Franchisor a ten percent (10%) commission on the gross transfer price, if Franchisor obtained the transferee for Franchisee;

         (7) The transferee shall execute all documents Franchisor then requires of new Franchisees, including a new Franchise Agreement containing the economic and general terms required by Franchisor;

         (8) The transferee shall meet the standards established by Franchisor for quality of character, financial capacity, and experience required of a new or renewing Franchisee; and

         (9) Franchisee and its owners, officers and directors shall execute a general release in favor of Franchisor.

         (10) Franchisee shall cause the Franchise Premises to conform to Franchisor's then current standards and specifications.

    Franchisee may transfer its rights and obligations under this Agreement to a corporation in which Franchisee continuously owns a majority of the issued and outstanding shares of capital stock;

provided that the corporation must promptly agree in writing to be bound by the terms of this Agreement and Franchisee must promptly agree in writing to guarantee the obligations of the corporation and to remain personally liable in all respects under this Agreement. The corporation must be newly organized and restricted by its Articles of Incorporation solely to operating the franchised business. Copies of the Articles of Incorporation, By-Laws, and other governing documents shall promptly be furnished to the Franchisor. Stop-transfer restrictions shall appear in the corporate records and on stock certificates indicating that all transfers of stock are subject to restrictions imposed by the Franchise Agreement. Stockholder lists shall be furnished to the Franchisor upon request. Franchisee shall be in default under the terms of this Agreement it Franchisee at any time disposes of any interest sufficient to reduce its ownership in the corporation to less than a majority interest.

    In the event of any proposed transfer by Franchisee, its agents, affiliates, or representatives, Franchisor shall have the right to purchase and acquire all of Franchisee's business and rights under this Agreement at a bona fide price acceptable to Franchisee and on the same terms and conditions as offered to Franchisee. Franchisor shall have such right to purchase for the cash equivalent of any consideration offered Franchisee by a third party. Within five
(5) business days after receipt by Franchisee of a bona fide offer acceptable to Franchisee, Franchisee shall notify Franchisor thereof in writing. Franchisor may exercise the right granted herein in writing within thirty (30) days after receipt of such notice from Franchisee.

    If Franchisor does not accept the offer within thirty (30) days, Franchisee may thereafter transfer the Franchise business to a third party, but not at a lower price nor on more favorable terms than had been disclosed to Franchisor in writing. Any such transfer shall be subject to the prior written permission of Franchiser described above. If the Franchise business is not transferred by Franchisee within six (6) months from the date it is offered to Franchisor, then Franchisee must re-offer to transfer to Franchisor prior to a transfer to a third party.

    Nothing contained herein shall limit the right of Franchisor to transfer or assign any of its rights or obligations under this Agreement.

    34.  RENEWAL OF FRANCHISE.

         a. If Franchisee is not in default under this Agreement, Franchisee may renew the franchise for two periods of five (5) years each under the terms of Franchisor's then current Franchise Agreement forms. Franchisee shall exercise its renewal option by giving written notice to Franchisor at least ninety (90) days prior to the end of the franchise or renewal term established by this Agreement.

    There is no additional Initial Franchise Fee upon renewal of the franchise. The renewed Franchise Agreement will be evidenced by signing the Franchise Agreement forms then being used by Franchisor. Such forms may vary materially from this Agreement. Royalty Fees, Advertising Fees, and other fees will be determined at the then prevailing rates and terms. Failure or refusal of

Franchisee to execute the Renewal Franchise Agreement forms within thirty (30) days after delivery to Franchisee shall be deemed an election by Franchisee not to renew. Upon renewal, the Franchise Premises must remain located in the geographical territory designated in this Agreement.

         b. The Franchisor may refuse to renew the Franchise Agreement if, in the sole discretion of the Franchisor, the Franchisee has failed to comply with the terms of the Franchise Agreement. The Franchisor must give the Franchisee prior written notice of its intent not to renew at least 60 days before the end of the initial term of the Franchise Agreement. If the Franchise Store is located in Minnesota, then except under certain circumstances, the Franchisee must, by law, be given at least 180 days prior written notice of nonrenewal.

    35.  TERMINATION OF AGREEMENT FOR CAUSE.

         a. At the option of Franchisor and for good cause, this Agreement and the franchise may be terminated if Franchisee:

              (1) Does not commence performing its obligations under this Agreement within thirty (30) days after signing this Agreement;

              (2) Fails to begin full and continuous operation of the franchise business within one hundred eighty (180) days after signing this Agreement;

              (3) Fails to provide an audit of first year business activities, provide monthly statements of Gross Monthly Revenue (broken down into daily totals and in all other respects in the form set out in the Operations Manual), provide quarterly financial statements, maintain financial records pertaining to the franchise business, and permit inspection and audit by Franchisor on request;

              (4) Does not comply with the standards and policies set forth in the Operations Manual and changes, additions, or modifications thereto;

              (5) Does not comply with other standards established by Franchisor;

              (6) Does not permit Franchisor to inspect the Franchise Premises or fails to remove from the Franchise Premises signs or materials prohibited by the Operations Manual;

              (7) Allows unlawful activities to occur on the Franchise Premises or sells, rents, or exchanges any unauthorized or illegal material on the Franchise Premises;

              (8) Fails to maintain the Franchise Premises in conformity with the Operations Manual and applicable laws;

              (9) Operates the Franchise Premises without obtaining and maintaining all necessary permits and licenses;

              (10) Uses the Franchise trade names or Proprietary Marks outside the franchise territory or combines with other franchisees to place advertising in locations outside the franchise territory;

              (11) Uses the Franchisor's Proprietary Marks or words of the Proprietary Marks in combination with other names or words in the Franchisee's corporate or business name;

              (12) Opens, owns, operates, or has any interest in business marketing services and products similar to those authorized by this Agreement within the franchise territory, within the territory of any other franchisee or outlet licensed or owned by Franchisor or within any other area where Franchisor could reasonably expect to establish a franchise territory or company store during the term of this Agreement without first securing written permission from Franchisor;

              (13) Transfers (as defined in Section 33 herein) all or part of the franchise or Franchise Premises without first obtaining the written permission of Franchisor;

              (14) Fails to maintain insurance as required by this Agreement to insure Franchisor against loss or damage caused by reason of injury to persons or property arising out of or in connection with the franchise or fails to promptly pay any costs or judgments entered against Franchisor as a result of such injury;

              (15) Does not pay all sales or other taxes when due and before delinquent, except when being contested in good faith by appropriate proceedings;

              (16) Engages in conduct which reflects materially and unfavorably upon the operation or reputation of the franchise business or Franchisor's franchise system; or

              (17) Fails to comply with any provision of this Agreement or any authorized specification, standard, policy, or operating procedure hereafter prescribed by Franchisor.

    Franchisor shall give Franchisee a ninety (90) day written notice of Franchisee's failure to comply with any provision of items l through 17 above. If Franchisee does not correct such failure within sixty (60) days of delivery of the notice, Franchisor shall have the option either to cure Franchisee's default at Franchisee's expense or terminate this Agreement. Termination shall be effective automatically upon the expiration of the ninety (90) day cure period if Franchisee has not cured to Franchisor's satisfaction or Franchisor has elected not to cure.

         b. Franchisor may terminate the Franchise Agreement and the franchise without other cause, and without giving Franchisee an opportunity to cure, effective upon delivery of a written declaration of termination to Franchisee, if Franchisee voluntarily abandons the franchise relationship. Voluntary abandonment shall include, but not be limited to, the following:

              (1) An assignment for the benefit of creditors, an admission of inability to pay obligations as they become due, filing a voluntary petition of bankruptcy, failure to obtain the dismissal of involuntary bankruptcy proceedings within thirty (30) days of commencement, or an adjudication of bankruptcy or insolvency;

              (2) Failure to comply with any requirement of this Agreement within twelve (12) months after having corrected a deficiency in performance of the same requirement under a ninety (90) day notice pursuant to subparagraph (A) of this Section 35;

              (3) Understatement of Gross Monthly Revenue for any two (2) reporting periods during the term of this Agreement by more than two percent (2%), or distortion of other material information;

              (4) Material misrepresentation or misstatement on the franchise application or with respect to ownership of the franchise;

              (5) Permitting the franchise business or Franchise Premises to be seized, taken over, or foreclosed by a creditor, lienholder, or lessor; permitting a final judgment against Franchisee to remain unsatisfied for thirty
(30) days (unless a supersedeas or other appeal bond is filed); or allowing a levy of execution to be made upon the franchise or upon any property used in the franchise business, that is not discharged by means other than levy within five
(5) days of such levy;

              (6) Failure for a period of ten (10) days after notification of noncompliance, to comply with any federal, state or local law or regulation applicable to the operation of the franchise;

              (7) Failure to pay any franchise fees or other amounts owed to Franchisor within five (5) days after receipt of written notice that such fees are overdue;

              (8) Failure to keep information related to the Franchise business confidential except to employees or persons authorized to know, or failure to obtain agreements from its employees to keep such information confidential;

              (9) Closing the franchise store for a period of ten (l0) or more consecutive days without the prior written approval of Franchisor, except for acts of God or other circumstances clearly beyond Franchisee's control;

              (10) Convicted of any criminal misconduct relevant to the operation of the franchise;

              (11) Material impairment of the goodwill associated with the Service Marks and failure to cure such impairment within twenty-four (24) hours after the Franchisee has received written notice of cure; or

              (12) Operating the franchise in such manner that, in the reasonable determination of Franchisor, will result in an imminent danger to public health or safety.

    In the event this Agreement is terminated by Franchisor pursuant to this
Section 35, or if Franchisee breaches this agreement by a wrongful termination of this Agreement, then franchisor will be entitled to seek recovery from Franchisee for all damages that Franchisor has sustained and will sustain in the future as a result of Franchisee's breach of this Agreement, taking into consideration the royalty and advertising fees that would have been payable by Franchisee for the remaining term of this Agreement.

    Nothing in this Section 35 will preclude Franchisor from seeking other remedies under state or federal laws or under this Agreement against Franchisee including, but not limited to, attorney's fees and injunctive relief.

    36.  FRANCHISOR'S RIGHT TO PURCHASE BUSINESS.

    Upon termination of the Franchise Agreement, by lapse of time or any other reason, the Franchisor shall have the exclusive right to purchase and assume the Franchisee's interest in the franchise business, the Franchised Premises, and all related personal property. The parties must agree upon a purchase price and terms within five (5) business days after termination of this Agreement. If they do not, Franchisor may assume exclusive control of Franchisee's franchise operations pending a resolution of the purchase terms through the arbitration provisions of Section 41 below. Whether Franchiser or Franchisee operates the franchise pending arbitration, the operator shall be considered the trustee for the other party and shall be required to make full accounting of such operation subject to the determination of the arbitration.

    The arbitrator shall exclude from his or her decision any amount or factor for the goodwill or going concern value of the franchise business created by the Service Mark, private label goods, and Method of Operation licensed to Franchisee. The decision of the arbitrator will be conclusive. At any time within thirty (30) days after having received the arbitrator's written decision, Franchiser may purchase the franchise business and its assets at the price and upon the terms determined by the arbitrator. Nothing contained in this Agreement shall, however, require Franchisor to repurchase Franchisee's interest in the franchise.

    37. OBLIGATIONS OF FRANCHISEE AFTER EXPIRATION OR TERMINATION OF THE FRANCHISE. Upon expiration or termination of the franchise for any reason, Franchisee shall:

         a. Immediately return to Franchisor all copies of the Operations Manual, any advertising materials, and any other printed materials pertaining to the Method of Operation in its possession or control;

         b. Notify all telephone, directory and listing companies of the termination of Franchisee's right to use the franchise names and Proprietary Marks and authorize the transfer of all telephone numbers and directory listings to the Franchisor or its designated franchisees. Franchisor is hereby appointed as Franchisee's agent and attorney-in-fact for the purpose of effecting such transfers, and Franchisee will not make any claims or commence any actions against any telephone, directory or listing company for complying with this provision;

         c. Modify, at its expense, the interior and exterior decor of the Franchise Store so that it will be easily distinguished from the standard appearance of a "VIDEO UPDATE" business. Such modifications must, at a minimum, include removing any distinctive colors and designs, repainting, removing all fixtures and decor items distinctive of a "VIDEO UPDATE" business, removing all signs and other materials bearing the Service Mark, and immediately discontinuing and thereafter refraining from the use of any items confusingly similar to any approved or distinctive decor items or decals;

         d. Assign to Franchisor, at Franchisor's option, any lease governing the Franchised Premises. If Franchisor elects not to assume such lease, or Franchisee owns the Franchised Premises, Franchisee shall make reasonable alterations and modifications to the interior and exterior decor of the retained premises to eliminate any identification of the premises as part of Franchiser's franchise system;

         e. Cease doing business under Franchiser's names, Proprietary Marks, styles, and Method of Operation and refrain from identifying itself as a franchisee or former franchisee of Franchiser;

         f. Abide by all provisions of the covenant not to compete set forth in Section 29 above; and

         g. Pay to Franchisor within seven (7) days all Royalty Fees, Advertising Fees and other charges owed by Franchisee.

    38. FRANCHISOR TO ASSIGN TERRITORY UPON TERMINATION. Upon termination or expiration of this Agreement, Franchisor may immediately license or franchise Franchisee's territory. to another person or may operate a video sales, rental, and service business within the territory.

    39. WAIVER. A waiver by either party of any breach of any provision, term, covenant, or condition of this Agreement will not be deemed a waiver of any subsequent breach of the same or any other provision, term, covenant, or condition.

    40. INJUNCTIVE RELIEF. It is understood and agreed that the conditions, restrictions, covenants not to compete, and other limitations imposed by this Agreement are necessary, equitable, and reasonable for the general benefit of Franchisee, Franchisor, and others enjoying any lawful economic interest in the Service Mark, Operations Manual, and Method of Operation. Franchisor will have the right to enforce by judicial process its right to terminate this Agreement for the causes enumerated in Section 35 hereof, to prevent or remedy a breach of this Agreement by the Franchisee if such breach could materially impair the goodwill associated with Franchisor's names and marks, to collect Continuing Fees, Advertising Fees, or other amounts due to Franchisor and to enforce the noncompetition provisions set forth in Section 29 of this Agreement and the post-termination obligations of Franchisee. Franchisor will be entitled without bond to the entry of temporary restraining orders, and temporary and permanent injunctions enforcing the aforementioned provisions. If Franchisor secures any such injunction, Franchisee will pay Franchisor an amount equal to the aggregate of Franchisor's costs of obtaining such relief including, without limitation, reasonable attorney's fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses.

    41. ARBITRATION. Except insofar as the Franchisor elects to enforce the Franchise Agreement by judicial process and injunction, all disputes and claims relating to any provision of the Franchise Agreement, to, any specification, standard, operating procedure, or other obligation of the Franchisor or to the breach thereof by the parties which has not been corrected subsequent to written notice of breach provided in accordance with the requirements of this Agreement (including, without limitation, any claim that the Franchise Agreement, any provision thereof, any specification, standard, operating procedure, or any other obligation of the Franchisee or the Franchisor is illegal, unenforceable, or voidable under any law, ordinance, or ruling) will be settled by arbitration at the office of the American Arbitration Association located in Minneapolis, Minnesota, in accordance with the United States Arbitration Act (9 U.S.C.
Section 1 ET SEQ.), if applicable, and the rules of the American Arbitration Association (relating to the arbitration of disputes arising under Franchise Agreements, if any; otherwise, the general rules of commercial arbitration). The arbitrator(s) appointed must have at least five (5) years experience in franchising or franchise law. Arbitration will resolve individual claims between Franchisee and Franchisor only and will not be used to determine claims of all Franchisor's franchisees as a class. Arbitration will not be used to determine disputes arising out of the payment or nonpayment of monies owed by Franchisee to Franchisor. Arbitration will be used to resolve all claims of fraud or misrepresentation. The arbitrator will have power and jurisdiction to decide such controversy or dispute solely in accordance with the express provisions of this Agreement. The arbitrator may not alter, amend, delete or add to the provisions of the Agreement by implication or otherwise. In any arbitration the parties will be entitled to specific performance of the obligations of the other under this Agreement. However, the parties to this Agreement expressly waive their rights to claim or request punitive damages in connection with any arbitration proceeding and, as a result, the arbitrator will not have the right or authority to award punitive damages to Franchisor, Franchisee, or Franchisee's officers, Directors, shareholders or the Personal Guarantors. The decision of the arbitrator made within his or her power or jurisdiction will be final, binding and enforceable by judgment in any court of law having jurisdiction.

    All arbitration findings and awards expressly made by the arbitrator will be final and binding on Franchisor, Franchisee, and Franchisee's officers, Directors, shareholders and the Personal Guarantors; however, such arbitration findings and awards may not be used to collaterally estop any party from raising any like or similar issue in any other or subsequent arbitration, litigation, court hearing or other proceeding involving third parties or other franchisees. No party except Franchisor, Franchisee and Franchisee's officers, Directors, shareholders and the Personal Guarantors will have the right to join in any arbitration proceeding arising under this Agreement, and therefore, the arbitrator will not be authorized to permit class actions or to permit any person or entity that is not a party to this Agreement to be involved in or to participate in any arbitration hearing conducted pursuant this Agreement.

    If, after the Franchisor or the Franchisee institutes an arbitration proceeding, one or the other asserts a claim, counterclaim, or defense, the subject matter of which, under statute or current judicial decision is non-arbitrable for public policy reasons, the party against whom the claim, counterclaim, or defense is asserted may elect to proceed with the arbitration of all arbitration of all arbitrable claims, counterclaims, or defenses in a court having competent jurisdiction.

    The prevailing party in any arbitration, suit or action to enforce this Agreement will be entitled to recover its arbitration and court costs and reasonable attorney's fees to be set by the arbitration or court, including costs and attorney's fees on appeal from, any such arbitration, suit, or action.

    42. AGREEMENT BINDING ON SUCCESSOR AND ASSIGNS. Except as stated elsewhere in this Agreement, this Agreement shall inure to and bind the respective heirs, executors, administrators, successors, and assigns of the parties.

    43.  TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

    44. NOTICES. All notices required by this Agreement shall be in writing and shall be sent by certified United States mail, postage prepaid and return receipt requested, or personally delivered, as appropriate, to Franchisee at the Franchise Premises, to Franchisor at 287 East Sixth Street, St. Paul, Minnesota 55101-1926, or to such other locations as the parties may specify in writing.

    45. CONSTRUCTION. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Section 1051 ET SEQ.), this Agreement and the relationship between Franchisor and Franchisee shall be governed by the laws of the state in which the Franchised Premises are located. Franchisor and Franchisee each agree to submit to the exclusive jurisdiction of the state and federal courts of Minnesota with respect to any litigation pertaining to this Agreement or any aspect of the business relationship between the parties. Such litigation shall be venued exclusively in Ramsey County, Minnesota.

    This Agreement constitutes the entire agreement between the parties and may not be modified or amended except by written agreement signed by the parties. The words "this Agreement" and "this Franchise Agreement" used herein include any such future modifications unless otherwise indicated by the context. No salesperson, representative or other person has the authority to bind or obligate the Franchisor in any way, except the president, chief executive officer or chief financial officer of the Franchisor at the home office of the Franchisor by an instrument in writing evidenced by signature with title.

    If any part of this Agreement be declared invalid, such declaration shall not affect the validity of the remaining portion which will remain in full force and effect as if this Agreement had been executed with the invalid portion omitted.

    If any valid, applicable law or regulation of a competent governmental authority, having jurisdiction over this franchise and the parties, will limit Franchisor's rights of termination, cancellation or renewal or require notice periods longer than those set forth above, this Agreement will be deemed amended to conform to the applicable provisions of such laws. Franchisor will not, however, be precluded from contesting the validity, enforceability or application of such laws or regulations in any action, arbitration, hearing or dispute relating to this Agreement or the termination hereof.

    46. ACCEPTANCE BY FRANCHISOR. This Agreement shall be binding upon Franchisee at the time it is signed by Franchisee, and delivered to Franchisor at St. Paul, Minnesota. This Agreement shall not be binding upon Franchisor until it is accepted in writing by a principal officer of Franchisor at its home office in St. Paul, Minnesota

    47. APPROVAL BY SHAREHOLDERS OR PARTNERS. If Franchisee is a corporation or partnership, Franchisor will not be bound unless and until all shareholders (if required by Franchisor) or partners read and approve this Agreement, agree to the restrictions on them (including restrictions on the transfer of their interest in the franchise and the limitation on their ability to compete with Franchisor) and guarantee the performance of Franchisee under the terms of this Agreement.

    48.PERSONAL GUARANTEE.. ___________________________________________________
___________________________________ hereby personally and unconditionally assumes and guarantees performance and payment of Franchisee's obligations to Franchisor under the terms of this Agreement.

    49. RECEIPT OF DISCLOSURE DOCUMENTS. Franchisee acknowledges it has received a Uniform Franchise Offering Circular and a complete and final copy of this Agreement and applicable exhibits, at least ten (10) business days prior to the date on which this Agreement was executed by Franchisee.

    50. AMENDMENTS, MODIFICATIONS. OR ALTERATIONS. Franchisee shall not amend, modify or alter this Agreement, or Franchisee's performance hereunder, in any way without the prior, express written consent of an authorized officer of Franchisor.

    51. DOCUMENTS. The parties agree to execute and deliver any and all documents that may be necessary or appropriate during the terms of this Agreement or upon termination to carry out the purposes and intents of this Agreement. If Franchisee is a partnership, all partners will sign the documents. If Franchisee is a corporation, all shareholders of the corporation will be required to personally guarantee the faithful performance of Franchisee.

    52. ATTORNEYS' FEES. If any unpaid balance relating to the payment of Royalty Fees or Advertising Fees is referred to an attorney for collection, Franchisee shall pay Franchisor, to the extent permitted by law, reasonable attorneys fees, all costs and accrued interest.

    53. REPRESENTATIONS. NO REPRESENTATIONS, PROMISES, GUARANTEES, PROJECTIONS, OR WARRANTIES OF ANY KIND HAVE BEEN MADE BY THE FRANCHISOR TO INDUCE THE EXECUTION OF THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN WRITING HEREIN. THIS AGREEMENT REPRESENTS THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO AND ALL PRIOR REPRESENTATIONS ARE MERGED HEREIN. THE FRANCHISEE ACKNOWLEDGES THAT NEITHER THE FRANCHISOR NOR ANY OTHER PARTY HAS GUARANTEED THE FRANCHISEE'S SUCCESS IN THE BUSINESS CONTEMPLATED BY THIS AGREEMENT. IN ENTERING THIS AGREEMENT, FRANCHISEE HAS NOT RECEIVED NOR RELIED UPON ANY PRO FORMA FINANCIAL STATEMENTS OR PROFIT-LOSS STATEMENTS OF FRANCHISOR. FRANCHISOR HAS NOT AUTHORIZED ITS SALESPERSONS TO FURNISH ANY ORAL OR WRITTEN INFORMATION CONCERNING THE ACTUAL OR POTENTIAL SALES, COSTS, INCOME OR PROFIT OF A "VIDEO UPDATE" STORE AND FRANCHISEE EXPLICITLY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY SUCH REPRESENTATION. FRANCHISEE FURTHER ACKNOWLEDGES THAT IF IT HAD RECEIVED ANY SUCH REPRESENTATIONS IT WOULD NOT HAVE EXECUTED THIS AGREEMENT.

    FRANCHISEE ACKNOWLEDGES THAT THIS AGREEMENT CONSTITUTES A LEGAL DOCUMENT WHICH GRANTS CERTAIN RIGHTS TO AND IMPOSES CERTAIN OBLIGATIONS UPON FRANCHISEE. FRANCHISEE HAS BEEN ADVISED BY FRANCHISOR TO CONSULT AN ATTORNEY OR OTHER ADVISOR PRIOR TO THE EXECUTION OF THIS AGREEMENT TO REVIEW FRANCHISOR'S UNIFORM FRANCHISE OFFERING CIRCULAR, T0 REVIEW THIS AGREEMENT IN DETAIL, TO REVIEW THE ECONOMICS, OPERATIONS AND OTHER BUSINESS ASPECTS OF THE "VIDEO UPDATE" BUSINESS, TO DETERMINE COMPLIANCE WITH FRANCHISING AND OTHER APPLICABLE LAWS, AND T0 ADVISE FRANCHISEE REGARDING ITS ECONOMIC RISKS, LIABILITIES, OBLIGATIONS AND RIGHTS UNDER THIS AGREEMENT.

    The parties hereto have caused this Agreement to be duly executed the day and year first above written.

FRANCHISOR:                  VIDEO UPDATE, INC.

                                       By ___________________________________

                                       Title ________________________________


FRANCHISEE:                            ______________________________________

                                       ______________________________________

                                       ______________________________________


GUARANTOR(S), PER
PARAGRAPH 48:                          ______________________________________

                                       ______________________________________

                                       ______________________________________

                                      EXHIBIT A

                               SITE SELECTION ADDENDUM


    The Franchise Territory area shall have a maximum population of 20,000 inhabitants and in no event extend beyond a radius of one mile from the Franchise Premises. Franchisee may select any area not previously enfranchised by Franchisor within the United States of America and within which Franchisor has the legal right to sell franchises at the time Franchisee makes its selection.

    Subject to the provisions of Sections 9 and 10 of the Franchise Agreement, Franchisee shall make its territory selection at least one week prior to the date Franchisee enters into an agreement to lease or purchase a franchise store location. The Franchisee shall make its selection by submitting to Franchisor a high resolution map of Franchisee's chosen area with a written request to assign such territory. Franchisor will assign so much of the requested territory as has not previously been assigned to other Franchisees or company-owned outlets and which fits within Franchisor's franchise density projections and franchise placement plans for the metropolitan area selected by Franchisee. The Franchise Territory selected by Franchisee and approved by Franchisor shall be delineated on a high resolution map or otherwise described using existing physical and political boundaries as appropriate. Franchisor shall be solely responsible for determining which Franchisee shall be assigned to any particular available location.

    The Franchisee hereby agrees that the Franchisee's exclusive franchise territory shall be an area having a radius not more than one mile from the Franchise Premises. Said territories shall be assigned by the Franchisor, upon the location of a site by the Franchisee and approval of the site by the Franchisor.


                                       ______________________________________

                                       ______________________________________
                                       Franchisee

                                      EXHIBIT B

                   BASIC MINIMUM INVENTORY AND SUPPLY REQUIREMENTS


    Inventory and supply requirements are provided in the Operations Manual.

                                      EXHIBIT C

                     ABANDONMENT, RELINQUISHMENT AND TERMINATION
                        OF ASSUMED OR FICTITIOUS BUSINESS NAME


    The undersigned, being a Franchisee of Video Update, Inc., submits the following to evidence its intent to abandon, relinquish and terminate its right to use the business name of VIDEO UPDATE:

    1.   Name of Applicant Who is Using the Assumed or
         Fictitious Business Name:
         _________________________________________
         _________________________________________
         a (an) individual/partnership/corporation organized and doing business under the laws of the State of __________________________________

   2.    Date When Original Assumed or Fictitious Business
         Name was Filed by Applicant (if any):
         _________________________________________

   3.    Address of Applicant's Registered Office in the
         State of __________________________________
         _________________________________________
         _________________________________________
         _________________________________________

   4. Please cancel the Applicant's registration to use the name VIDEO UPDATE.

    DATED: _____________________


                                       ______________________________________
                                       Applicant

                                       By ___________________________________

                                       Title ________________________________

STATE OF _______   )
                   ) ss.
COUNTY OF _____    )


    The foregoing instrument was acknowledged before me this ____ day of ________, 19____, by _______________ of _____________________________________,
the individual/partnership/corporation named in the foregoing instrument.


                                       ______________________________________
                                       Notary Public